    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2007
                                                               FILE NO. 333-____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933



                            SMOKY MARKET FOODS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


             NEVADA                                            20-4748589
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                          identification number)

                                      2013
                          (Primary Standard Industrial
                           Classification Code Number)


      EDWARD C. FEINTECH                                COPIES TO:
  CHAIRMAN, PRESIDENT AND CEO
    SMOKY MARKET FOODS, INC.                       BRYAN T. ALLEN, ESQ.
  804 ESTATES DR., SUITE 100               PARR WADDOUPS BROWN GEE AND LOVELESS
    APTOS, CALIFORNIA 95003                 185 SOUTH STATE STREET, STE. 1300
        (866) 851-7787                          SALT LAKE CITY, UTAH 84111

(Name, address, including zip
code, and telephone number,
including area (801) 532-7840
code, of agent for service and
principal executive office and
place of business)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement as determined by market conditions.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================== =================== ======================= =========================== =====================
                                                             PROPOSED MAXIMUM
TITLE OF EACH CLASS                      AMOUNT TO BE       OFFERING PRICE PER         PROPOSED MAXIMUM             AMOUNT OF
OF SECURITIES TO BE REGISTERED          registered((1))         SHARE((2))         AGGREGATE OFFERING PRICE     REGISTRATION FEE
------------------------------------- ------------------- ----------------------- --------------------------- ---------------------
Common Stock, $.001 par value              4,628,571              $ 0.82                 $3,795,428                    $117
------------------------------------- ------------------- ----------------------- --------------------------- ---------------------

(1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement covers a presently indeterminate number of shares (and corresponding dollar amount) of common stock issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.
(2) Pursuant to Rule 457(c), the offering price is calculated, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for the shares of common stock as reported on the OTC Bulletin Board on November 30, 2007.
                            _______________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
________________________________________________________________________________

                                   PROSPECTUS

                            Smoky Market Foods, Inc.

                        4,628,571 Shares of Common Stock

         This prospectus covers the offer and sale of up to 4,628,571 shares of our common stock by selling stockholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an investment agreement that we have entered into with one of the selling stockholders, Dutchess Private Equities Fund, Ltd., which permits us to "put" up to $10,000,000 in shares of our common stock to Dutchess. All costs associated with this registration will be borne by us. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus and the related registration statement cover a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

         The shares of common stock are being offered for sale by the selling stockholders at prevailing market prices established on the OTC Bulletin Board at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "SMKY". On December 4, 2007, the last reported sale price of our common stock was $0.85 per share.

         Our executive office is located at 804 Estates Drive, Suite 100, Aptos, California 95003, and our telephone number is (866) 851-7787.

CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING IN THE SHARES BEING OFFERED WITH THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is December 5, 2007

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDERS ARE NOT PERMITTED TO MAKE AN OFFER OR SALE OF THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                         TABLE OF CONTENTS


                                                                                               PAGE


SUMMARY OF PROSPECTUS............................................................................3

RISK FACTORS.....................................................................................7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................................16

USE OF PROCEEDS.................................................................................16

DETERMINATION OF OFFERING PRICE.................................................................16

PLAN OF DISTRIBUTION............................................................................17

LEGAL PROCEEDINGS...............................................................................19

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS...............................................19

SELLING STOCKHOLDERS AND CERTAIN BENEFICIAL OWNERSHIP INFORMATION...............................21

DESCRIPTION OF SECURITIES.......................................................................24

EXPERTS AND LEGAL MATTERS.......................................................................27

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............27

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE.................................27

DESCRIPTION OF BUSINESS.........................................................................32

DESCRIPTION OF PROPERTY.........................................................................38

MANAGGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION......................................40

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS........................................44

EXECUTIVE COMPENSATION..........................................................................45

WHERE YOU CAN FIND MORE INFORMATION.............................................................48

FINANCIAL STATEMENTS...........................................................................F-1

                              SUMMARY OF PROSPECTUS

THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD CAREFULLY READ THE PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART IN THEIR ENTIRETY BEFORE INVESTING IN OUR COMMON STOCK, INCLUDING THE INFORMATION DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 7 AND OUR FINANCIAL STATEMENTS AND NOTES THERETO THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, THE TERMS "WE," "OUR," "US," AND SIMILAR TERMS REFER TO SMOKY MARKET FOODS, INC. UNLESS THE CONTEXT OTHERWISE DICTATES.

OVERVIEW

         Smoky Market Foods, Inc. is a Nevada corporation incorporated in April 2006, with its principal office at 804 Estates Dr., Suite 100, Aptos, CA 95003. Our telephone number is (866) 851-7787. We are a development stage company that is in the process of securing capital to start revenue-producing operations.

         We plan to produce and sell wood-smoked meat and fish under the Smoky Market(TM) brand. We plan to sell a selection of the smoked foods through development of a national chain of Smoky Market(R) restaurant-markets. We also plan to test a smaller self-contained kiosk in high-traffic venues such as retail stores, airports, sports arenas and convenience stores. We will produce principal menu items in bulk at a centralized location. We expect to be able to deliver food of consistent size, taste and quality without the need to construct expensive ovens or to train skilled cooks at numerous locations. We believe this will permit our development of a nation-wide brand and reputation, while keeping our in-store costs down.

         COMPANY-OWNED RESTAURANT-STORES AND KIOSKS. We plan to roll out Smoky Market restaurant-stores ranging in size from 1,200 square feet to 3,600 square feet and consist of two building types; modular pre-fabricated buildings that are installed on-site and buildings of leased space in shopping centers or free-standing. The Smoky Market restaurant-stores will also be constructed in the form of modular, self-contained kiosks that are approximately 150 square feet for placement inside high-traffic venues. The Smoky Market restaurant-stores will feature selections of the smoked foods and recipe dishes for foodservice, and customers will also be able to purchase Smoky Market brand packaged products through refrigerated display merchandisers or buy individual portions through old-style, personalized deli-case service.

         We successfully tested our applications for preparation of our food products in a restaurant located in Los Gatos, California for three months from October through December 2006. We have entered into an agreement to acquire the assets and leasehold rights of this Los Gatos restaurant and expect to remodel the site into a prototype Smoky Market restaurant-store. Beginning in mid-2008, and assuming the availability of capital, we plan to open additional stores in the Western region toward our goal of opening three stores in each of our five regional operating territories. We expect this plan for development will enable us to maximize the operating and financial efficiencies of our production capacity.

         For inside placement of our modular kiosks, we are seeking to negotiate rollout agreements with venues such as large retail stores, airports, sports arenas, and convenience stores and other venues with high customer traffic counts. Such agreements may involve leases, licenses, revenue sharing or other features.

         To launch and grow our chain of Smoky Market foodservice concepts, we plan to engage the professional services of contractors for operating and management functions that include commercial real estate selection, advertising and public relations, personnel and operating systems development and strategic planning. Our plan is to promote and grow in the manner of franchise companies that tap the growing entrepreneurial marketplace of individuals seeking to own their own business. We hope to employ our proposed "Franship" program, which supplements an employment relationship with certain franchise features, in the promotion and recruitment of experienced, assistant level and manager level individuals from the foodservice industry who have the desire to operate their own business, but lack the substantial capital resource requirements to ever acquire their own franchise.

         We believe that we have the potential to expand very rapidly because of the Franship concept and the menu item systemization (i.e. the use of pre-packaged, sliced and cut portions of menu items that are ready to heat and serve), which reduces required kitchen space and the amount of training required for Franship orientation.

         INTERNET SALES. Assuming that we are successful in expanding our retail operations into all regions of the U.S., we plan to initiate an operation to develop Internet sales. In addition to offering customers at our Smoky Market restaurant-stores access to on-line ordering for gifts and event catering, we plan to create marketing operations with selected eCommerce affiliates that are large Internet retail companies with substantial numbers of customer visits and certain consumer goods organizations such as the RV industry.

THE OFFERING

--------------------------------------------------------- -------------------------------------------------------------------------
Common Stock currently outstanding                                                                                      54,574,080

--------------------------------------------------------- -------------------------------------------------------------------------
Common Stock offered by the selling shareholders          Outstanding Common Stock                                         628,571

                                                          Stock Issuable Per Investment Agreement                        4,000,000
                                                                                                                         ---------
                                                                                                                         4,628,571

--------------------------------------------------------- -------------------------------------------------------------------------
Common Stock outstanding after the offering                                                                             59,202,651

--------------------------------------------------------- -------------------------------------------------------------------------

Use of Proceeds                                           We will not receive any of the proceeds from the sale of the shares offered in this prospectus. We will, however receive proceeds from the shares we "put" to Dutchess which will be resold pursuant to this offering.

--------------------------------------------------------- -------------------------------------------------------------------------

OFFERING PRICE

         The offering price of the shares of common stock offered by this prospectus is being determined by each of the selling shareholders on a transaction-by-transaction basis based upon factors that the selling shareholder considers appropriate. The selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering prices determined by the selling shareholders may, or may not, relate to a current market price but should not, in any case, be considered an indication of the actual value of the common stock. We do not have any influence over the price at which any selling shareholders offer or sell the common stock offered by this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA

---------------------------------------------------------------------------------------------------------
                                 SUMMARY CONSOLIDATED FINANCIAL DATA
---------------------------------------------------------------------------------------------------------
                                              THREE MONTHS           NINE MONTHS       INCEPTION (APRIL 1,
                                                 ENDED                  ENDED             2006) THROUGH
                                           SEPTEMBER 30, 2007     SEPTEMBER 30, 2007    DECEMBER 31, 2006
                                              (UNAUDITED)            (UNAUDITED)           (AUDITED)
---------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA
---------------------------------------------------------------------------------------------------------
Revenue                                     $        642           $      1,374           $      3,145
---------------------------------------------------------------------------------------------------------
Costs of Goods Sold                                  257                  1,182                  2,878
---------------------------------------------------------------------------------------------------------
Gross Profit                                         385                   (192)                   267
---------------------------------------------------------------------------------------------------------
Operating Expense                                246,463                763,933                599,062
---------------------------------------------------------------------------------------------------------
Operating (Loss)                                (246,078)              (763,741)              (598,795)
---------------------------------------------------------------------------------------------------------
Other Income (Expense) - Net                     (17,050)               (52,868)               (25,724)
---------------------------------------------------------------------------------------------------------
Net (Loss)                                      (263,128)              (816,609)              (624,519)
---------------------------------------------------------------------------------------------------------
Basic and Diluted (Loss) per Share                (0.006)                (0.019)                (0.017)
---------------------------------------------------------------------------------------------------------
Weighted Average Number of Shares             47,208,027             44,013,787             30,258,333
---------------------------------------------------------------------------------------------------------

CERTAIN INFORMATION RELATED TO RISKS OF INVESTMENT

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS HIGHLIGHTED BELOW, AS WELL AS ALL RISKS DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

         NEED FOR ADDITIONAL CAPITAL. As of September 30, 2007, we had $358,893 in cash and cash equivalents. Although capital raised through the investment agreement may be sufficient for our short-term operational needs, we do not expect to be able to fund all of our required operations through such capital because of limitations on the timing and amount of our ability to "put" shares to Dutchess. We need to obtain additional capital to implement our business plan and meet our financial obligations as they become due. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. If we cannot raise sufficient capital, we may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities. If we are unable to obtain significant capital for an extended period of time, we would be forced to discontinue operations.

         GOING CONCERN OPINION. Our audited consolidated financial statements included in this prospectus have been prepared on the assumption that we will continue as a going concern. Our independent registered public accounting firm has stated that it substantially doubts our ability to continue as a going concern in a report dated January 25, 2007. This doubt is based on the fact that we have only recently been formed, have yet to establish profitable operations, need to raise additional capital in order to fund our business plan and have a working capital deficit.

         DEPENDENCE ON THIRD PARTIES. We license our recipes, trademarks, basic modular restaurant design, and other intellectual property for our smoked-foods processing, marketing, branding and operations from Smoky Systems, LLC. Smoky Systems is managed by Edward C. Feintech, our Chief Executive Officer, Chairman and a majority shareholder of our common stock.

         We have engaged Quantified Marketing Group or QMG, to assist with the design of our restaurant-stores and with the creation and execution of a formal business plan. As we roll out our business plan, we will rely upon QMG to assist in our development and execution of operating and marketing plans to launch and grow the Smoky Market foodservice brand on a national scale. If we are unable to sustain a long-term agreement with QMG, or if QMG fails to fulfill its obligations under specific project agreements that are signed, our ability to generate revenue will be delayed or reduced, and we will incur substantial costs in obtaining the necessary services to execute the roll out for our restaurant-stores and kiosks.

         We are also dependent upon Mary Ann's Specialty Foods, Inc., or Specialty Foods, and upon a single oven-system located at Specialty Foods, to produce our smoked foods in order to operate the business and generate revenue. If our oven systems break down, become contaminated, or are removed from Specialty Foods' facility, or if Specialty Foods fails to perform under our agreements, we will experience an interruption in our ability to supply products to customers. This would harm our relationships with any customers and Internet affiliates and, as a result, our revenues in the short run. Any long-term interruptions in our ability to produce smoked foods would significantly limit our ability to continue operations.

                                  RISK FACTORS


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, AND ALL OF THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IN ADDITION TO HISTORICAL INFORMATION, THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS ABOUT OUR FUTURE BUSINESS AND PERFORMANCE. OUR ACTUAL OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY BE DIFFERENT FROM WHAT WE EXPECT AS OF THE DATE OF THIS PROSPECTUS. THE RISKS DESCRIBED IN THIS PROSPECTUS REPRESENT THE RISKS THAT MANAGEMENT HAS IDENTIFIED AND DETERMINED TO BE MATERIAL TO OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US, OR THAT WE CURRENTLY DEEM TO BE IMMATERIAL, MAY ALSO MATERIALLY HARM OUR BUSINESS OPERATIONS AND FINANCIAL CONDITION.

         WE HAVE GENERATED ONLY A NOMINAL AMOUNT OF REVENUE AND MAY BE UNABLE TO GENERATE SIGNIFICANT REVENUE IN THE FUTURE.

         We were incorporated in April 2006 and are in the process of commencing operations. As a result, we have generated only a nominal amount of revenue, and all of our plans are speculative. We may be unable to generate or expand revenue at the rate anticipated. If we do not generate significant revenue in the future, or if costs of expansion and operation exceed revenues, we will not be profitable. We may be unable to execute our business plan, generate significant revenue or be profitable.

         OUR PREDECESSOR AND AFFILIATE, SMOKY SYSTEMS WAS UNABLE TO GENERATE SIGNIFICANT REVENUES OR PROFITS FROM ITS EFFORTS TO FOLLOW A SIMILAR BUSINESS PLAN TO OURS.

         Smoky Systems, LLC was established in 2000 and attempted to create a national smoked good business similar to that which we are attempting to establish. Smoky Systems was unable to generate significant revenues or profits, principally because it was not able to secure financing as a private company to formally launch operations. We have licensed our recipes, trademarks, basic modular restaurant design, and other intellectual property for our smoked-foods processing, marketing, branding and operations from Smoky Systems and are attempting to successfully implement a similar business plan under the same management team. We are subject to the same risks, including risks related to the raising of capital and the attractiveness of our business plan, as Smoky Systems, and may similarly be unable to generate significant revenues or profits.

         THE INEXPERIENCE OF OUR KEY MANAGEMENT, AND OUR LIMITED OPERATING HISTORY AND EVOLVING BUSINESS PLAN, MAKE IT DIFFICULT TO EVALUATE OUR PERFORMANCE AND FORECAST OUR FUTURE.

         We were formed in April 2006. Our key management individuals have experience in the restaurant industry, but have limited or no experience in Internet retailing, establishing a national food service business (directly or through franchise arrangements) or operating a reporting issuer. Our limited operating history and limited experience make it difficult to evaluate our ability to generate revenues, manage growth, obtain necessary capital, manage costs, create profits, and generate cash from operations. Specifically, our ability to do the following may be impaired:

         o implement our business plan (which may be based upon faulty assumptions and expectations arising from our limited experience);
         o obtain capital necessary to continue operations and implement our business plan;
         o comply with SEC rules and regulations and manage market expectations;
         o        differentiate ourselves from our competitors; and
         o        establish a significant retail and restaurant customer base;

         If we fail to successfully manage these risks, we may never expand our business or become profitable and our business may fail.

         WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN IF WE CANNOT RAISE SUFFICIENT CAPITAL AND MAY BE REQUIRED TO PAY A HIGH PRICE FOR CAPITAL.

         As of September 30, 2007, we had $358,893 in cash and cash equivalents. We need to obtain a significant amount of additional capital to implement our business plan and meet our financial obligations as they become due. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. Factors affecting the availability and price of capital may include the following:

         o        the availability and cost of capital generally;
         o        our financial results;
         o        the experience and reputation of our management team;
         o market interest, or lack of interest, in our industry and business plan;
         o the limited trading volume and high volatility in the market for our common stock;
         o our ongoing success, or failure, in executing our business plan;
         o        the amount of our capital needs; and
         o the amount of debt, options, warrants and convertible securities we have outstanding.

         We may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities if we cannot raise sufficient capital. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

         OUR AUDITORS HAVE INCLUDED AN EXPLANATORY PARAGRAPH IN OUR FINANCIAL STATEMENTS REGARDING OUR STATUS AS A GOING CONCERN.

         Our audited consolidated financial statements included in this prospectus were prepared on the assumption that we will continue as a going concern. Our independent registered public accounting firm has stated that it substantially doubts our ability to continue as a going concern in a report dated January 25, 2007. This doubt is based on the fact that we have only recently been formed, have yet to establish profitable operations, and need to raise additional capital in order to fund our business plan.

         IF WE FAIL TO DEVELOP OUR BRAND RECOGNITION, OUR ABILITY TO COMPETE IN A HIGHLY FUNGIBLE RESTAURANT MARKET WILL BE IMPAIRED.

         The foodservice industry is intensely competitive with respect to the quality and value of food products, service, price, dining experience and location. We compete with major restaurant chains, some of which dominate the industry. Our competitors also include a variety of mid-price, full-service casual-dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food restaurants, as well as supermarkets and convenience stores. Our competitors have substantially greater brand recognition, as well as greater financial, marketing, operating and other resources than we have, which may give them competitive advantages. The fast-casual and quick-services restaurant segments are growing rapidly with numerous restaurant chains competing for quality site locations. Suitable locations for our restaurants may be difficult to locate, or we may be unable to finance the acquisition of such locations. Our competitors could also make changes to pricing or other marketing strategies which may impact us detrimentally. As our competitors expand operations, we expect competition to intensify. Such competition could prevent us from generating significant revenue, which is necessary to sustain our operations in the long term.

         THE PACKAGED FOOD MARKET IS COMPETITIVE, AND WE MAY BE UNABLE TO SUCCESSFULLY CAPTURE RETAIL CUSTOMERS.

         The market for packaged meat products, and competing packaged products, is highly competitive. We propose to sell packaged meat products over the Internet and at retail locations. We may be unable to differentiate ourselves in the marketplace and compete successfully against existing or future competitors of our business. In order to succeed, we will be required to take customers away from established smoked meat and fish brands and alternative food products sold over the Internet or at retail stores. Our retail products will be sold at higher prices than some of our competitor's products, and consumers may not differentiate the quality of our products or may not be willing to pay higher prices. If we fail to establish customers for our packaged food business, it is unlikely that we will generate significant revenue or become profitable, and in the long run our business will likely fail.

         WE MAY BE UNABLE TO ESTABLISH A SIGNIFICANT NUMBER OF RESTAURANT-STORES OR KIOSKS.

         Many factors may affect our ability to establish new restaurant-stores and kiosks, including:

         o        identification and availability of suitable locations;
         o        negotiation of favorable lease or purchase arrangements;
         o        management of the costs of construction and development;
         o securing required governmental approvals and permits and complying with governmental regulations;
         o        recruitment of qualified operating personnel;
         o        labor disputes;
         o shortages of materials and skilled labor; o environmental concerns; and
         o other increases in costs, any of which could give rise to delays or cost overruns.

         If we are not able to establish and expand our restaurant-store or kiosk business, our revenues will not grow as expected, which would inhibit our ability to continue operations in the long term.

         WE ARE DEPENDENT UPON RECIPES AND OTHER PROPRIETARY INFORMATION LICENSED TO US BY SMOKY SYSTEMS, LLC AND MAY NOT BE ABLE TO CONTINUE OUR CURRENT OPERATIONS WITHOUT SUCH INTELLECTUAL PROPERTY.

         We rely on Smoky Systems, LLC to provide the recipes, trademarks, basic modular restaurant-market design, and other intellectual property for our smoked-foods processing, marketing, branding and operations. The agreement under which we license this intellectual property is effective for the term of the license agreement, which has limited terms and may be terminated early following an uncured material breach or may not be renewed upon expiration. The license agreement is for a fixed term of 10 years with renewal options for four additional 10-year terms, but is terminable 90 days following any uncured breach or in connection with a bankruptcy or similar event. In addition, our license to such rights ceases to be exclusive if our annual revenues from licensed products does not equal or exceed $30 million by 2011. A termination or nonrenewal of the license agreement, or even a loss of our exclusivity, would result in a substantial decrease in revenue, cause significant harm to our business, and possibly force us to discontinue operations. In the future, irrespective of our license with Smoky Systems, we may be unable to continue to obtain needed services or licenses for needed intellectual property on commercially reasonable terms, or at all, which would harm our ability to continue production, our cost structure and the quality of our products or services.

         THE RISK OF PRODUCT CONTAMINATION AND RECALL MAY HARM OUR PUBLIC IMAGE AND RESULT IN DECREASED REVENUES AND HARM TO OUR BUSINESS.

         There is a risk that our food processor could produce contaminated meat or other products that we would ship or serve at our restaurant-markets or kiosks. If such an event occurs, we may be required to recall our products from retail stores, affiliate warehouses and from the restaurant outlets being served. A product recall would increase costs, result in lost revenues and harm our public relations image, in addition to exposing us to liability for any personal injury resulting from such contamination.

         THE AVAILABILITY OF RAW MEAT AND FISH MAY CHANGE WITHOUT NOTICE, AND THE FLUCTUATING COST OF THESE PRODUCTS MAY UNEXPECTEDLY INCREASE OUR OPERATING COSTS AND HARM OUR BUSINESS.

         The costs of obtaining the meat and fish required for our products are subject to constant fluctuations and frequent shortages of item availability. Adequate supplies of raw meat and fish may not always be available, and the price of raw meat and fish may rise unexpectedly, resulting in increased operating costs, potential interruptions in our supply chain, and harm to our business.

         ADVERSE PUBLICITY REGARDING FISH, POULTRY OR BEEF COULD NEGATIVELY IMPACT OUR BUSINESS.

         Our business can be adversely affected by reports regarding mad cow disease, Asian flu, meat contamination within the U.S. generally or food contamination generally. In addition, concerns regarding hormones, steroids and antibiotics may cause consumers to reduce or avoid consumption of fish, poultry, or beef. Any reduction in consumption of fish, poultry, or beef by consumers, would harm our revenues, financial condition and results of operations.

         OUR SUPPLY CHAIN MAY BE SUBJECT TO SHIPPING LOSSES, VARIOUS ACCIDENTS, OR SPOILAGE, WHICH WOULD DECREASE REVENUES AND POTENTIALLY LEAD TO A LOSS OF CUSTOMERS.

         We have contracted with a food processor that will be responsible for shipping our processed products, restaurant-stores or consumers to distribution centers or marketing affiliates. Shipping losses, various accidents and product spoilage during this process may lead to decreased sales, potentially disgruntled commercial customers and possible shortages at our distribution centers and retail locations. Repeated or extensive problems of this nature would harm our reputation and revenues.

         WE MAY LOSE OUR PROCESSOR AFFILIATION OR EXPERIENCE A BREAKDOWN IN OUR SINGLE PROCESSING OVEN SYSTEM, SUBSTANTIALLY HARMING OUR ABILITY TO GENERATE REVENUES UNTIL ANOTHER PROCESSOR IS LOCATED.

         We are completely dependent upon Mary Ann's Specialty Foods, Inc., or Specialty Foods, and upon a single oven-system located at Specialty Foods, to produce our smoked foods in order to operate the business and generate revenue. If our oven systems break down, become contaminated or are removed from Specialty Foods' facility, we would experience an interruption in our ability to supply products to customers. This would harm our relationships with our customers and Internet affiliates, and harm our revenues in the short run. Any long-term interruptions in our ability to produce smoked foods would significantly limit our ability to continue operations.

         WE ARE DEPENDENT UPON KEY PERSONNEL TO MANAGE BUSINESS, AND THE LOSS OF SUCH PERSONNEL COULD SIGNIFICANTLY IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

         We are highly dependent upon the efforts of management, particularly Edward C. Feintech, our Chairman, President and Chief Executive Officer. The number of qualified managers in the smoked-food industry is limited. As our business grows, we will need to recruit executive and regional managers who are capable of implementing our business plan. The eCommerce and restaurant industries are highly competitive, and we may be unable to attract qualified management personnel. If we are unsuccessful in retaining or attracting such employees, our ability to grow and service capacity will be harmed.

         In addition, the success of each Smoky Market foodservice concept will be largely dependent upon the efforts of local management. We may be unable to locate qualified persons willing to manage local stores under the terms we expect to offer. We may be required to increase salaries, benefits, and ownership beyond that anticipated, or management personnel we hire may have limited qualifications and may not perform as anticipated. We may also experience rapid turnover and unexpected legal and other costs associated with our compensation and/or ownership programs for local management. If we are unable to hire and maintain qualified, capable local management, we may experience lower revenues and higher costs than expected.

         CERTAIN DIRECTORS OF OUR COMPANY ARE ALSO EXECUTIVES OF OUR AFFILIATE, SMOKY SYSTEMS, WHICH MAY LEAD TO A CONFLICT OF INTEREST.

         Our Chairman, President and Chief Executive Officer, Edward C. Feintech, our Chief Information Officer, Dennis Harrison, and our Chief Financial Officer, Shane Campbell, are all affiliated with our majority shareholder, Smoky Systems, LLC. Mr. Feintech is the current manager of Smoky Systems. In addition, Scott Bargfrede and Daniel Brune, our "independent" directors, hold minor interests (less than 1%) in Smoky Systems. We may be required to renegotiate our relationship with Smoky Systems, may experience disputes and litigation with Smoky Systems or otherwise have the interests of our shareholders generally be adverse to the interests of Smoky Systems. If a conflict arises, the overlap in management and conflicts may inhibit fair and equitable resolution of any issues and leave our company vulnerable to shareholders derivative suits.

         WE EXPECT TO BE DEPENDENT ON A THIRD PARTY TO PROVIDE DESIGN AND MARKETING MATERIALS IN RELATION TO OUR RESTAURANT-MARKETS AND KIOSKS AND TO ASSIST IN DEVELOPMENT OF OUR GENERAL OPERATING AND MARKETING PLAN.

         We have engaged Quantified Marketing Group or QMG, to assist with the design of our restaurant-stores and with the creation and execution of a formal business plan. As we roll out our business plan, we will rely upon QMG to assist in our development and execution of operating and marketing plans to launch and grow the Smoky Market foodservice brand on a national scale. We expect to rely upon QMG for development of internal and external operating system control and reporting, real estate selection, our human resource program, senior and executive level management recruitment and expansion strategy planning and implementation. If we are unable to sustain a long-term agreement with QMG, or if QMG fails to fulfill its obligations under specific project agreements that are signed, our ability to generate revenue will be delayed or reduced, and we will incur substantial costs in obtaining the necessary services to execute the roll out for our restaurant-stores and kiosks.

         LABOR DISPUTES AFFECTING COMMON CARRIERS AND FOODSERVICE DISTRIBUTORS MAY HAMPER OUR ABILITY TO DELIVER OUR PRODUCT TO CUSTOMERS AND HARM OUR BUSINESS.

         We will be dependent upon UPS and other package delivery contractors and foodservice distributors to ship Internet orders to customers and products to our foodservice concept outlets. Labor disputes involving package delivery contractors, or other events creating delays, unpredictability or lost increases in the express delivery market may significantly damage our shipping and delivery capability. This would increase our costs, likely cause us to fail to comply with delivery commitments to our customers and eventually harm our ability to generate revenues.

         OUR BUSINESS MAY BE AFFECTED BY INCREASED COMPENSATION AND BENEFITS COSTS.

         We expect labor costs to be a significant expense for our business. We may be negatively affected by increases in workers' wages and costs associated with providing benefits, particularly healthcare costs. Such increases can occur unexpectedly and without regard to our efforts to limit them. If such increases occur, we may be unable to pass them along to the consumer through product price increases, resulting in decreased operating results.

         CHANGES IN GENERAL ECONOMIC AND POLITICAL CONDITIONS AFFECT CONSUMER SPENDING AND MAY HARM OUR REVENUES AND OPERATING RESULTS.

          Our country's economic condition affects our customers' levels of discretionary spending. A decrease in discretionary spending due to a recession or decreases in consumer confidence in the economy could affect the frequency with which our customers choose to purchase smoked-foods or dine out or the amount they spend on smoked-food or meals while dining out. This would decrease our revenues and operating results.

         FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS COULD HARM OUR BUSINESS AND OUR REPUTATION.

         We will be subject to regulation by federal agencies and regulation by state and local health, sanitation, building, zoning, safety, fire and other departments relating to the development and operation of restaurant-markets. These regulations include matters relating to:

         o        the environment;
         o        building construction;
         o        zoning requirements;
         o        worker safety;
         o        the preparation and sale of food and alcoholic beverages; and
         o        employment.

         Our facilities will need to be licensed and will be subject to regulation under state and local fire, health and safety codes. The construction of modular restaurant-markets will be subject to compliance with applicable zoning, land use, and environmental regulations. We may not be able to obtain necessary licenses or other approvals on a cost-effective and timely basis in order to construct and develop modular restaurant-markets in the future.

         Various federal and state labor laws will govern our operations and our relationship with our employees, including minimum wage, overtime, working conditions, fringe benefit, and work authorization or immigration requirements.

         If we elect to serve alcohol to our customers, we will be required to comply with the alcohol licensing requirements of the federal, state, and municipal governments having jurisdiction where our restaurant-markets are located. Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of restaurant-markets, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state, or local regulations, our licenses may be revoked and we may be forced to terminate the sale of alcoholic beverages at one or more of our restaurant-markets.

         The Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. We will likely be required to comply with the Americans with Disabilities Act and regulations relating to accommodating the needs of the disabled in connection with the construction of new facilities and with significant renovations of existing facilities.

         Failure to comply with these and other regulations could increase our cost structure, slow our expansion, and harm our reputation, any of which would harm our operating results.

         COMPLIANCE WITH EXISTING AND NEW REGULATIONS OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES.

         Compliance with changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and other SEC regulations, requires large amounts of management attention and external resources. This may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

         OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS HAVE EFFECTIVE CONTROL OF THE COMPANY, PREVENTING NON-AFFILIATE STOCKHOLDERS FROM SIGNIFICANTLY INFLUENCING OUR DIRECTION AND FUTURE.

         Our directors, officers, and 5% stockholders and their affiliates control in excess of 75% of our outstanding shares of common stock and are expected to continue to control a majority of our outstanding common stock following any financing transactions projected for the foreseeable future. These directors, officers and affiliates effectively control all matters requiring approval by the stockholders, including any determination with respect to the acquisition or disposition of assets, future issuances of securities, declarations of dividends and the election of directors. This concentration of ownership may also delay, defer, or prevent a change in control and otherwise prevent stockholders other than our affiliates from influencing our direction and future.

         THERE IS A PUBLIC MARKET FOR OUR STOCK, BUT IT IS THIN AND SUBJECT TO MANIPULATION.

         The volume of trading in our common stock is limited and can be dominated by a few individuals. The limited volume can make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our common stock or obtain a fair price for our common stock in the market.

         THE MARKET PRICE OF OUR COMMON STOCK MAY BE HARMED BY OUR NEED TO RAISE CAPITAL.

         We have entered into an investment agreement under which we may, subject to certain conditions precedent, put up to $10 million in common stock to an investor in small increments. We are required to file a registration statement registering the re-sale of such common stock. The potential re-sale of such securities into to market by the investor may harm the market prices of our common stock. In addition, we will need to raise additional capital, through private placements or otherwise, in order to roll out our business plan. Because securities in private placements and other transactions by a company are often sold at a discount to market prices, this need to raise additional capital may also harm the market price of our common stock.

         THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE AND MAY CHANGE DRAMATICALLY AT ANY TIME.

         The market price of our common stock, like that of the securities of other early-stage companies, is highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, the rate of our expansion, significant litigation or other factors or events that would be expected to affect our business or financial condition, results of operations and other factors specific to our business and future prospects. In addition, the market price for our common stock may be affected by various factors not directly related to our business, including the following:

         o intentional manipulation of our stock price by existing or future stockholders;
         o short selling of our common stock or related derivative securities;
         o a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares;
         o the interest, or lack of interest, of the market in our business sector, without regard to our financial condition or results of operations;
         o the adoption of governmental regulations and similar developments in the United States or abroad that may affect our ability to offer our products and services or affect our cost structure;
         o developments in the businesses of companies that purchase our products; and
         o economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust.

         OUR ABILITY TO ISSUE PREFERRED STOCK AND COMMON STOCK MAY SIGNIFICANTLY DILUTE OWNERSHIP AND VOTING POWER, NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK AND INHIBIT HOSTILE TAKEOVERS.

         Under our Articles of Incorporation, as amended, we are authorized to issue up to 10 million shares of preferred stock and 200 million shares of common stock without seeking stockholder approval. Our board of directors has the authority to create various series of preferred stock with such voting and other rights superior to those of our common stock and to issue such stock without stockholder approval. Any issuance of such preferred stock or common stock would dilute the ownership and voting power of existing holders of our common stock and may have a negative effect on the price of our common stock. The issuance of preferred stock without stockholder approval may also be used by management to stop or delay a change of control, or might discourage third parties from seeking a change of control of our company, even though some stockholders or potential investors may view possible takeover attempts as potentially beneficial to our stockholders.

         WE ARE UNLIKELY TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have never declared or paid dividends on our stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future, and it is unlikely that investors will derive any current income from ownership of our stock. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

         OUR COMMON STOCK IS A "LOW-PRICED STOCK" AND SUBJECT TO REGULATION THAT LIMITS OR RESTRICTS THE POTENTIAL MARKET FOR OUR STOCK.

         Shares of our common stock are "low-priced" or "penny stock," resulting in increased risks to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock. In general, a low-priced stock is an equity security that:

         o        Is priced under five dollars;
         o Is not traded on a national stock exchange, the Nasdaq Global Market or the Nasdaq Capital Market;
         o Is issued by a company that has less than $5 million in net tangible assets (if it has been in business less than three years) or has less than $2 million in net tangible assets (if it has been in business for at least three years); and
         o Is issued by a company that has average revenues of less than $6 million for the past three years.

         We believe that our common stock is presently a "penny stock." At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

         o Certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.
         o Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale.
         o In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:
                  o        bid and offer price quotes and volume information;
                  o        the broker-dealer's compensation for the trade;
                  o the compensation received by certain salespersons for the trade;
                  o        monthly accounts statements; and
                  o a written statement of the customer's financial situation and investment goals.

         IF YOU PURCHASE OUR COMMON STOCK YOU WILL EXPERIENCE A DILUTION OF YOUR EQUITY INTEREST.

         Our net tangible book value as of September 30, 2007 was $690,382, or approximately $.013 book value per each of the 53,199,080 shares of common stock then outstanding. Accordingly, new investors who purchase shares at a price higher than $.013 net tangible book value per share will likely suffer an immediate dilution based on the disparity between their purchase price per share and the present $.013 net tangible book value per share.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," "may," "will," "could," "would," "should," "plan," "predict," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filing materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended. You should refer to the "Risk Factors" section of this prospectus for a discussion of factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements in this prospectus may prove to be inaccurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. All the forward-looking statements contained in this prospectus are qualified by the foregoing cautionary statements.

                                 USE OF PROCEEDS

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock, less any applicable discounts or commissions. We will not receive any of the proceeds from this offering.

         The shares of common stock that may be offered and sold hereunder by Dutchess will have been purchased under the investment agreement, and we will receive proceeds from that purchase. The purchase price of the shares put to Dutchess under the investment agreement will be equal to 93% of the lowest closing best bid price of our common stock on the OTCBB for the five trading days immediately following the date of our notice of election to exercise our put.

         If all of the shares being registered hereby relative to the investment agreement are put to Dutchess and sold at prevailing market prices as November 30, 2007 ($0.81 per share), we will receive proceeds of $3,240,000. Of this amount, we estimate that we would use $1,750,000 toward the establishment of five pilot restaurants (at $350,000 per restaurant) to the extent that we had not already funded our plan to establish pilot restaurants from other sources. All remaining proceeds from the exercise of the warrants will be used for additional start-up costs, marketing expenses, and general operations and working capital.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the shares of common stock offered by this prospectus is being determined by each of the selling shareholders on a transaction-by-transaction basis based upon factors that the selling shareholder considers appropriate. The offering prices determined by the selling shareholders may, or may not, relate to a current market price but should not, in any case, be considered an indication of the actual value of the common stock. We do not have any influence over the price at which any selling shareholders offer or sell the common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

GENERAL

         The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may from time to time sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Our shares are currently listed on the OTCBB. The selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately negotiated transactions;
         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders may also sell shares by means of short sales to the extent permitted by United States securities laws. Short sales involve the sale by a selling stockholder, usually with a future delivery date, of shares of common stock that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder may close out any covered short position by either exercising its warrants or exchange rights to acquire shares of common stock or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling stockholder will likely consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock pursuant to its warrants or exchange rights.

         Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling stockholder is concerned that there may be downward pressure on the price of the shares of common stock in the open market.

         The existence of a significant number of short sales generally causes the price of the shares of common stock to decline, in part because it indicates that a number of market participants are taking a position that will be profitable only if the price of the shares of common stock declines. Purchases to cover naked short sales may, however, increase the demand for the shares of common stock and have the effect of raising or maintaining the price of the shares of common stock.

         The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required by law, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

EXPENSES, INDEMNIFICATION AND REGISTRATION OBLIGATIONS

         We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith.

         The selling stockholders may indemnify any broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

PASSIVE MARKET MAKING

         We have advised the selling stockholders that while they are engaged in a distribution of the shares offered pursuant to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliate purchasers, and any broker-dealers or other persons who participate in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. We do not intend to engage in any passive market making or stabilization transactions during the course of the distribution described in this prospectus. All of the foregoing may affect the marketability of the shares offered pursuant to this prospectus.

LIMITATIONS

         We have advised the selling stockholders that, to the extent necessary to comply with governing state securities laws, the offered securities should be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, we have advised the selling stockholders that the offered securities may not be offered or sold in any state unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available with respect to such offers or sales.

                                LEGAL PROCEEDINGS

         We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

         Certain information regarding our executive officers and directors is set forth below. Our executive officers are appointed by, and continue to serve at the will of, our board of directors. Our directors are elected or appointed for terms that continue, absent resignation, death or removal by our stockholders, until the later of the next annual meeting of stockholders or until a replacement is duly appointed or elected and qualified. Among our officers, Edward C. Feintech devotes all of his time to our business, Shane A. Campbell devotes approximately 10% of his time to our business, and Dennis Harrison currently devotes less than 5% of his time to our business. Although Edward C. Feintech and Shane A. Campbell are still affiliated with Smoky Systems in management capacities, because Smoky Systems has no current operations, neither devotes any significant amount of time to the business of Smoky Systems.

        NAME                        AGE            POSITION
        ----                        ---            --------

        Edward C. Feintech          60             Founder, Promoter, President, Chief Executive
                                                   Officer and Chairman of the Board
        Scott L. Bargfrede          50             Director
        Daniel Brune                55             Director
        Shane A. Campbell           49             Chief Financial Officer*
        Dennis A. Harrison          59             Chief Information Officer*
            * Such officer is not a full time employee of our company.

         EDWARD C. FEINTECH has been the Chairman of our Board of Directors, and our President and Chief Executive Officer since our incorporation in April 2006. Mr. Feintech operated full-service barbecue restaurants and tested quick-service barbecue operations in Des Moines, Iowa (1977-1984) before closing his enterprise and moving on toward development of our custom-engineered, USDA-approved wood-burning oven system technology. Since organizing Smoky Systems in December 2000, Mr. Feintech has been its Manager and directed the development phase of the intellectual property that we license from Smoky Systems.

         SCOTT L. BARGFREDE has served as a director of our company since May 2006. Mr. Bargfrede has been the President and CEO of First American Bank in Webster City, Iowa since October 18, 1999. First American Bank is our primary bank. Mr. Bargfrede graduated from the University of Minnesota in 1979 with a BA degree in Ag-Business Finance and in 1992, he graduated from the University of Wisconsin Graduate School of Banking.

         DANIEL L. BRUNE has served as a director of our company since October 2006. A former Major and Senior pilot in the US Air Force, Mr. Brune has been a pilot for American Airlines since 1989. He received his real estate license in 1991 and was affiliated with Coldwell Banker from January 2001 to January 2006, and relocated his affiliation to David Lyng & Associates in January 2006. He is presently developing a resort community project in the Highlands of Western Panama. Mr. Brune graduated from Washburn University with a Bachelor of Business Administration degree in 1974.

         SHANE A. CAMPBELL, has been our Chief Financial Officer (acting as a consultant) since our incorporation in April 2006. Mr. Campbell has served as a business advisor to numerous small and medium sized businesses over his twenty-two years of public and private practice. From April 2004 though the present, Mr. Campbell has functioned as the chief financial officer of Smoky Systems and other small companies as a CFO consultant contractor. Mr. Campbell worked from January 2001 to April 2004 as CFO for MarketLive, Inc. (previously Multimedia Live, Inc.), an eCommerce software company located in Petaluma, California. Prior to that time, from January 1990 through January 2002, Mr. Campbell was an employee and then a partner at Jones, Schiller & Company, LLC, an accounting firm located in San Francisco. Mr. Campbell earned a Bachelor of Science degree from California State University, Chico in December 1981.

         DENNIS A. HARRISON, PHD, has been our Chief Information Officer (acting as a consultant) since our inception in April 2006; however, he is expected to become a full-time employee when and as our financial situation permits. Since January 2000, Dr. Harrison has held senior level management positions as VP/Business Development for CSF-Telequest (2000-2003), VP/Business Development for CallTech Communications (April 2003-April 2004), and VP/Business Development for Effective Teleservices (April 2004-present). Dr. Harrison received a Bachelor of Arts in Philosophy & Classical Languages from the Seminary of St. Pius X (an affiliate of Catholic University), a Master of Arts in Counseling from Loyola College, and a Ph.D. in Human Development from the University of Maryland.

        SELLING STOCKHOLDERS AND CERTAIN BENEFICIAL OWNERSHIP INFORMATION

         The following table sets forth information with respect to the beneficial ownership of our common stock as of November 30, 2007 and as adjusted to reflect the sale of the shares of our common stock offered hereby, by:

         o all persons known by us to beneficially own more than 5% of our common stock;
         o        each of our named executive officers;
         o        each of our directors;
         o        all directors and executive officers as a group; and
         o stockholders whose shares are being registered pursuant to this prospectus for resale.

         Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                            BENEFICIAL OWNERSHIP           NUMBER OF         BENEFICIAL OWNERSHIP
                                                          PRIOR TO THE OFFERING(1)          SHARES          AFTER THE OFFERING(1)
NAME AND ADDRESS OF BENEFICIAL OWNER                   SHARES                 PERCENT       OFFERED          SHARES       PERCENT
------------------------------------                   ------                 -------       -------          ------       -------

NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5%
STOCKHOLDERS

Edward C. Feintech (includes Smoky Systems, LLC)
Chairman, President and CEO
1511 E 2nd St., Webster City, IA 50595               43,376,769      (2)       78.0%

Scott L. Bargfrede, Director
615 2nd St., Webster City, IA 50595                    428,134       (3)         *

Daniel Brune, Director (includes Brune Family
Trust)
1200 Via Tornasol, Aptos, CA 95003                    2,533,595      (4)       4.54%

All Officers and Directors as a Group
(6 persons)                                          47,605,212      (5)       80.63%


SELLING STOCKHOLDERS


Dutchess Private Equities Fund, Ltd.                      0          (6)        N/A         4,000,000          0              *

William Mitchell                                       628,571                 1.15%         628,571           0              *

________________________________
* Represents less than 1% of the outstanding shares of common stock.

(1) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 54,574,080, which is the number of shares of common stock actually outstanding on November 30, 2007, and (b) shares of common stock subject to options, warrants, convertible notes and similar securities exercisable or convertible for common stock within 60 days of such date held by the person with respect to percentage is computed (but not by any other person).

(2) Includes, in addition to outstanding shares held by Mr. Feintech, 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock, and 281,250 shares issuable upon exercise of non-statutory stock options, each held in the name of Mr. Feintech. Also includes 40,537,998 shares of common stock held of record by Smoky Systems, LLC and 500,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of Smoky Systems, LLC. Mr. Feintech, as manager of Smoky Systems, LLC, has voting and investment control over shares held by Smoky Systems, LLC.
(3) Includes 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of Scott and Terri Bargfrede; and 60,935 shares issuable upon the exercise of non-statutory stock options.
(4) Includes 60,935 shares issuable upon the exercise of non-statutory stock options. Also includes 2,422,660 shares of common stock held of record by the Brune Family Trust and 1,155,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of the Brune Family Trust.
(5) Includes 707,801 shares issuable upon the exercise of non-statutory stock options and 2,455,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(6) Does not include shares we may issue to Dutchess pursuant to the investment agreement, even though Dutchess may use this prospectus to offer and sell up to 4,000,000 shares issuable under the investment agreement. Since we are not obligated to use the investment agreement, Dutchess does not presently beneficially own any of the shares issuable under the investment agreement. Michael Novielli and Douglas Leighton are the directors of Dutchess and, accordingly, may be deemed to share voting and dispositive power over securities held for the account of Dutchess.

PRIVATE PLACEMENT OF SHARES

         All of the offered shares are to be sold by persons who are existing security holders or have rights and obligations under exiting agreements, as described below.

Placement to Individual Investor
--------------------------------

         In September 2007, we offered and sold 628,571 shares to William Mitchell, an individual investor, in exchange for $302,000, or $.48 per share.

Placement of Shares in Equity Line of Credit
--------------------------------------------

         On October 31, 2007, we entered into an investment agreement with Dutchess in order to provide us with a possible source of funding. The investment agreement establishes what is sometimes referred to as an "equity line of credit."

         Under the investment agreement, Dutchess has agreed to purchase up to $10,000,000 of our shares of common stock during the 36-month period following the effective date the registration statement of which this prospectus is a part. During this 36-month period, we may elect to sell shares of our common stock to Dutchess, which is obligated to purchase the shares under the investment agreement. The following is a summary of the material terms of the investment agreement. This summary is not complete and is qualified in its entirety by reference to the investment agreement. You should read carefully the investment agreement in its entirety as it is the legal document that governs Dutchess' obligation to purchase our shares.

         CALCULATION OF PURCHASE AMOUNT, PURCHASE PRICE AND NUMBER OF SHARES SOLD. We may exercise our right to require Dutchess to purchase our shares by sending a written put notice stating the dollar amount of shares we wish Dutchess to purchase. The put notice date is generally considered to be the trading day following the day on which Dutchess receives the notice.

         We may, at our election, require Dutchess to purchase an amount equal to no more than either (a) 200% of the average daily volume of our common stock for the 10 trading days prior to the put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date; or (b) $250,000.

         On the put notice date, a pricing period of five trading days will begin. The purchase price for the common stock identified in the put notice will be equal to 93% of the lowest closing best bid price of our common stock during the pricing period.

         We may submit additional put notices after each closing date but only if the shares sold during the prior pricing period have been paid for and issued.

         PAYMENT FOR SHARES ISSUED. The shares purchased during the pricing period will be issued and paid for no later than the seventh trading day following the put notice date.

         RIGHT TO COVER. If we fail to deliver shares subject to a put notice by the third day after a closing date and Dutchess is required to purchase our stock in an open market transaction to make a delivery, then the investment agreement requires us to pay to Dutchess an amount equal to the value of Dutchess' open market purchase price less the net proceeds received from the sale of our stock in that transaction.

         CLOSING CONDITIONS. We can only put shares to Dutchess under the investment agreement when we meet certain conditions, including, but not limited to, the following:

         o We have executed and delivered to Dutchess the certificates representing, or have executed electronic book-entry transfer of, the shares being purchased by Dutchess at closing;

         o A registration statement has been declared effective and remains effective for the resale of our shares subject to each put notice;

         o Our common stock is validly listed and not suspended from trading for two consecutive days on the principal market on which the our shares are listed and we have not been notified of any pending or threatened proceeding to suspend trading of our shares;

         o We have complied with our obligations under the investment agreement and the registration rights agreement;

         o No injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our shares; and

         o The issuance of our shares will not violate any shareholder approval requirements of the market where our securities are listed.

     SUSPENSION OF INVESTMENT AGREEMENT. The investment agreement will be suspended upon any of the following events, and will remain suspended until the event is rectified:

         o the trading of our common stock is suspended by the SEC, the OTCBB or the NASDAQ Stock Market, for a period of two consecutive trading days; or

         o        our common stock is de-listed from the OTCBB.

         INDEMNIFICATION. Pursuant to the investment agreement, Dutchess is entitled to customary indemnification from us for any losses or liabilities it suffers based upon (1) any misrepresentation or breach of any representation or warranty, (2) any breach of any covenant, agreement or obligation or (3) any cause of action, suit or claim, arising out of or resulting from the performance of the investment agreement or any other document contemplated by the investment agreement.

         SHORT SELLING. Pursuant to the investment agreement, Dutchess has agreed to comply with Section 9 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder not to short our stock, either directly or indirectly.

         TERMINATION. The investment agreement will terminate when either of the following events occur:

         o Dutchess has purchased an aggregate of $10,000,000 of our common stock;

         o thirty-six months after the SEC declares the registration statement of which this prospectus is a part effective; or

         o        upon our providing written notice to Dutchess.

CERTAIN RELATIONSHIPS

Broker-Dealers
--------------

         We have inquired of our selling stockholders whether they are broker-dealers or affiliates of broker-dealers. Each of our selling stockholders has indicated to us that the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of November 30, 2007, 54,574,080 shares of our common stock were outstanding, and no shares of preferred stock were outstanding. Although we are a Nevada corporation, the rights of our stockholders could also, in certain circumstances, be governed by Section 2115(b) of the California Corporations Code. See the section entitled "Potential Applicability of Provisions of California Corporate Law."

COMMON STOCK

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends. The rights, preferences and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

PREFERRED STOCK

         Our board of directors has the authority to issue preferred stock in one or more series and to fix the number, designation, power, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of any series of preferred stock, including, without limitation, the following, without any further vote or action by our stockholders:

         o the distinctive designation of, and the number of shares of, preferred stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
         o the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock, or on any series of preferred stock or of any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative;
         o the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock, or of any series of preferred stock or of any other class or classes of stock, and the terms and conditions of such conversion or exchange;
         o whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the common stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;
         o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the company;
         o the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and
         o the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the stockholders and the right to vote, as a series by itself or together with other series of preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more directors in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such condition as the Board may determine.

         The issuance of preferred stock by our Board of Directors could adversely affect the rights of holders of our common stock. The potential issuance of preferred stock may:

         o have the effect of delaying or preventing a change in control of the company;
         o discourage bids for the common stock at a premium over the market price of the common stock; and
         o adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

COMBINATIONS WITH INTERESTED STOCKHOLDERS

         Sections 78.411 to 78.444 of the Nevada Revised Statutes contain provisions limiting business combinations between "resident domestic corporations" and "interested stockholders." These sections provide that the resident domestic corporation and the interested stockholder may not engage in specified business "combinations" for three years following the date the person became an interested stockholder unless the board of directors approved, before the person became an interested stockholder, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

         These sections of Nevada corporate law also contain limitations on transactions entered into with the interested stockholder after the expiration of the three-year period following the date the person became an interested stockholder. Certain exceptions to these restrictions apply if specified criteria suggesting the fairness of a combination are satisfied. For purposes of these provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is:

         o the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or
         o an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of the resident domestic corporation.

Business combinations for this purpose include:

         o a merger or plan of share exchange between the resident domestic corporation or a subsidiary and the interested stockholder or, after the merger or exchange, an affiliate;
         o any sale, lease, mortgage or other disposition to the interested stockholder or an affiliate of assets of the corporation having a market value equal to 5% or more of the market value of the assets of the corporation, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation;
         o specified transactions that result in the issuance or transfer of capital stock with a market value equal to 5% or more of the aggregate market value of all outstanding shares of capital stock of the corporation to the interested stockholder or an affiliate; and
         o certain other transactions that have the effect of increasing the proportion of the outstanding shares of any class or series of voting shares owned by the interested stockholder.

As permitted by governing law, our articles of incorporation contain provisions opting out of the applicability of Sections 78.411 to 78.444 of the Nevada Revised Statutes. As a result, unless and until such opt out provisions are eliminated from our articles of incorporation, these restrictions on business combinations with interested stockholders will not apply to the corporation.

ACQUISITION OF CONTROLLING INTEREST

         "Acquisition of controlling interest" provisions within Nevada corporate law include provisions restricting the voting rights of certain stockholders that acquire or offer to acquire ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions, a "controlling interest" means the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more, of all voting power in the election of directors, and "issuing corporation" means a Nevada corporation which has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. As permitted by these statutes, pursuant to a provision in our articles of incorporation, we have opted out of these "acquisition of controlling interest" provisions. As long as the opt-out provision in our articles of incorporation remains in effect on the tenth day following the acquisition of a controlling interest, or at any time we are not an "issuing corporation," the restrictions on voting rights will not apply to the company.

POTENTIAL APPLICABILITY OF PROVISIONS OF CALIFORNIA CORPORATE LAW

         Although we are incorporated in Nevada, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange or market as of the date hereof, we may be subject to Section 2115(b). Among the key provisions of California corporate law that may apply to us are provisions granting stockholders the right to cumulate votes in the election of directors and provisions limiting the effectiveness of supermajority voting provisions for two years from the filing of the most recent charter amendment.

         In 1983, a California appellate court affirmed the enforceability of
Section 2115(b) with respect to a Utah corporation. In 2005, the Delaware Supreme Court held that Section 2115(b) violates the internal affairs doctrine and, as a result, is not enforceable against Delaware corporations. We are not aware of any reported cases in which a court has considered whether Section 2115(b) would apply to a Nevada corporation or attempting to resolve the apparent conflict between the Delaware Supreme Court and the California appellate court. As a result, where provisions of Nevada corporate law and provisions of California corporate law made applicable to us by Section 2115(b) conflict, we are uncertain which law would apply. With respect to conflicts between Nevada corporate law and provisions of California corporate law made applicable to us by Section 2115(b), we currently operate in accordance with Nevada corporate law and our articles of incorporation and bylaws.

TRANSFER AGENT AND REGISTRAR

         Our transfer agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321.

                            EXPERTS AND LEGAL MATTERS

         The consolidated financial statements of Smoky Market Foods, Inc. included in this prospectus have been audited by its independent auditors, as stated in their report, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that, to the fullest extent permitted by Nevada law, we shall indemnify our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

LICENSE AGREEMENT

         As of May 1, 2006, we entered into an exclusive license agreement with Smoky Systems, LLC, a Nevada limited liability company that is managed by Edward
C. Feintech, our Chairman, President and Chief Executive Officer. This license agreement was amended and restated on December 15, 2006. Under the license agreement, as amended, Smoky Systems has licensed to us (i) all of the recipes and processes underlying our proposed smoked food product line, (ii) all interests it has in trademarks related to "SMOKY MARKET," "SMOKE-BAKED," and other marks, and (iii) rights related to the design of restaurant-markets, kiosks, and other items. In exchange for the exclusive license, we issued to Smoky Systems 40,000,000 shares of common stock. Mr. Feintech owned 29.5% of Smoky Systems at the time we entered into such license agreement. The license agreement is effective for an initial term of ten years with four consecutive ten-year renewal periods renewable at the our option; provided, however, the license can be terminated by Smoky Systems for uncured material breach or in connection with a bankruptcy or similar insolvency event. In addition, if sales of licensed product during the fifth year of the term do not equal or exceed $30 million, Smoky Systems has the right to terminate the exclusivity of our license.

INFORMAL SUBLEASE

         Smoky Systems leases the wood-burning smoker-oven system used to produce Smoky Market brand foods pursuant to a lease dated June 17, 2004. The lease requires monthly payments of $1,455 per month for a five-year term expiring on May 17, 2009, after which it has the right to purchase the smoker-oven system for a purchase price of $1. We sublease the smoker-oven system under an oral sublease pursuant to which we pay all obligations of Smoky Systems under their lease.

ARRANGEMENTS WITH OFFICERS, DIRECTORS AND PROMOTERS

         Our directors have set the initial salary or consulting fee of certain of our officers as follows (in each case pending availability of capital):

                                                       BASE SALARY OR CONSULTING
            NAME                                       FEE PER ANNUM
            ----                                       -------------

            Edward C. Feintech, President & CEO        $175,000
            Shane Campbell, CFO                        $65,000*
            Dennis Harrison, CIO                       $105,000*

         *Currently serving as a part-time consultant; salary is not being paid.

         During 2006, we granted 50,000 shares of our common stock to each of Edward C. Feintech, President, CEO, Chairman and promoter of our company; Toni
L. Adams, Secretary and then Director of Operations; Dennis Harrison, Chief Information Officer; Shane Campbell, Chief Financial Officer; and to Scott L. Bargfrede and Daniel Brune, Directors, in exchange for an assignment of all intellectual property held by any of them related to our business.

         During 2006, we granted options to purchase the following number of shares of common stock to the following officers, directors and promoters, in each case with an exercise price of $0.10 per share, a term of seven years and vesting 25% on the last day of the calendar month in which the 12-month anniversary of the grant date occurs and vesting 1/48 each month thereafter until fully vested.

-------------------------------------- ------------------------------
NAME OF OPTIONEE                                NUMBER OF SHARES
-------------------------------------- ------------------------------
Edward C. Feintech, President,                       325,000
CEO and Chairman
-------------------------------------- ------------------------------
Dennis Harrison, CIO                                 487,500
-------------------------------------- ------------------------------
Shane Campbell, CFO                                  162,500
-------------------------------------- ------------------------------
Toni L. Adams, Secretary and former                  162,500
Director of Operations
-------------------------------------- ------------------------------
Scott L. Bargfrede, Director                         162,500
-------------------------------------- ------------------------------
Daniel Brune, Director                               162,500
-------------------------------------- ------------------------------

Certain officer, directors, promoter and affiliates purchased convertible notes, and received warrants, in our convertible note offering. The convertible notes and warrants were purchased on the same terms as offered to all participants in the offering. The principal amount of the convertible notes (all of which have been converted into common stock), and the number of warrants received in, by any participating officers, directors, promoters or affiliates are as follows:

-------------------------------- --------------------- ------------------------
                                  PRINCIPAL AMOUNT OF
NAME OF PERSON                     CONVERTIBLE NOTES      NUMBER OF WARRANTS
-------------------------------- --------------------- ------------------------
Edward C. Feintech, President,            $25,000                 250,000
CEO and Chairman
-------------------------------- --------------------- ------------------------
Toni L. Adams, Secretary and
former Director of Operations             $40,000                 400,000
-------------------------------- --------------------- ------------------------
Daniel Brune, Director
(Brune Family Trust)                     $115,500               1,155,000
-------------------------------- --------------------- ------------------------

Scott L. Bargfrede, Director              $15,000                 150,000
-------------------------------- --------------------- ------------------------

         On May 10, 2007, we signed an employment agreement with Edward C. Feintech, our Chief Executive Officer, President, Chairman and promoter. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him: (i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award upon execution of the agreement of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share, which options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. Mr. Feintech is subject to noncompetition and nonsolicitation covenants during the term of the agreement and for 12 months thereafter, and he has agreed to standard invention assignment and confidentiality provisions.

         In addition, Mr. Feintech is entitled to receive, as severance and following the execution of a release of liabilities in favor of our company, (i) if the termination was by our company without cause or by him with good reason (except in connection with a change of control), base salary and medical benefits (plus any pro-rated bonus for which he otherwise qualified) for a period of 12-months following the termination, or (ii) if the termination was by our company without cause or by him with good reason and occurred 90-days prior to or within one year after a change of control, base salary and medical benefits for a period of 24-months following the termination and the acceleration of the vesting of any of the 425,000 options described above that have not yet vested. A change of control includes (a) any capital reorganization, reclassification of the capital stock of our company, consolidation or merger of our company with another corporation in which our company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of our company), (b) the sale, transfer or other disposition of all or substantially all of our company's assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding shares of common stock of our company.

MAJORITY STOCKHOLDER

Smoky Systems, LLC beneficially owns 77.31% of our common stock, and its manager is Edward C. Feintech, our President, CEO, the Chairman of our Board of Directors and a promoter. In addition, the following affiliates of our company own the following percentage of the outstanding equity interests of Smoky
Systems:

         -------------------------------------- --------------------------
         NAME OF PERSON                               EQUITY INTEREST
         -------------------------------------- --------------------------
         Edward C. Feintech, President,                     29.5%
         CEO and Chairman
         -------------------------------------- --------------------------
         Toni L. Adams, Secretary and                       4.83%
         former Director of Operations
         -------------------------------------- --------------------------
         Daniel Brune, Director                                 *
         (Brune Family Trust)
         -------------------------------------- --------------------------
         Scott L. Bargfrede, Director                           *
         -------------------------------------- --------------------------
           * Less than 1%

TRANSACTIONS WITH PROMOTERS

         Mr. Edward C. Feintech, our President, CEO, and the Chairman of our Board of Directors is considered to be a promoter of our company under governing SEC rules. Each transaction in which Mr. Feintech, or any entities affiliated with Mr. Feintech, has an interest is described below. All such transactions have been approved by our board of directors.

         Immediately following our organization, we entered into a license agreement with Smoky Systems, LLC, which is managed and 29.5% owned by Mr. Feintech, under which we issued to Smoky Systems 40 million shares of common stock exchange for the rights to use the recipes, smoker ovens and other key assets underlying our business. At the time, no other shares of common stock were outstanding; since whatever number of shares of common stock issued to Smoky Systems would represent 100% of the outstanding shares of capital stock, decisions with respect to the number of shares to be issued to Smoky Systems was made by the board of directors (consisting of Mr. Feintech and Scott L. Bargfrede at the time) based upon the projected capitalization of the company and market price for the common stock for and following various funding transactions set forth in our business plan. It was projected that Smoky Systems would own approximately 80% of the common stock following the purchase of approximately 10,000,000 shares by investors at an anticipated average market price of $0.50 per share.

         Because we have implemented our business plan, and raised capital, at a slower pace than expected, Smoky Systems is now expected to own a smaller percentage of the company than originally projected following the completion of funding transactions necessary to launch operations. In order to illustrate the potential ownership percentage of Smoky Systems in the future, set forth below is a summary of our projected capitalization based upon the sale of $5,000,000 in capital at various assumed average offering prices using November 30, 2007 capitalization information. We may be unable to raise the estimated $5,000,000 needed to complete our initial build out and may need additional funds to complete that build out or to address other startup needs. We can not determine the actual price at which shares or other equity instruments will be offered or sold and expect that they will be sold at varying prices at different times, as the value of our common stock increases or decreases over time.

ASSUMED AVERAGE PRICE PER SHARE OFFERED    $      0.10  $      0.15  $      0.25  $      0.35  $      0.50  $      0.75  $      1.00

Common Stock Outstanding                    54,574,080   54,574,080   54,574,080   54,574,080   54,574,080   54,574,080   54,574,080

Shares Issuable With Respect to
  Outstanding Warrants                       7,861,000    7,861,000    7,861,000    7,861,000    7,861,000    7,861,000    7,861,000

Shares Issuable With Respect to
  Outstanding Stock Options                  1,912,500    1,912,500    1,912,500    1,912,500    1,912,500    1,912,500    1,912,500

SHARES SOLD TO RAISE $5,000,000
  AT ASSUMED PRICE                          50,000,000   33,333,333   20,000,000   14,285,714   10,000,000    6,666,667    5,000,000

TOTAL SHARES OUTSTANDING                   114,347,580   97,680,913   84,347,580   78,633,294   74,347,580   71,014,247   69,347,580
------------------------------------------------------------------------------------------------------------------------------------

Smoky Systems LLC
(percentage ownership)                          35.5%         41.5%        48.1%        51.5%        54.5%        57.1%        58.5%

INDEPENDENCE OF BOARD OF DIRECTORS AND COMMITTEES

         Our Board of Directors currently consists of Edward C. Feintech, Chairman and Chief Executive Officer, Scott L. Bargfrede and Daniel L. Brune. The Board of Directors has determined that each of Messrs. Bargfrede and Brune are independent, using the standards of independence applicable to companies listed on the NASDAQ Stock Market. We do not presently have a standing audit committee, nominating committee, or compensation committee, and we do not have a charter for any such committees. Our entire Board of Directors performs the functions generally preformed by such committees. Mr. Brune is independent using the standards of the NASDAQ Stock Market applicable to such committees. Mr. Bargfrede is independent using the standards of the NASDAQ Stock Market applicable to compensation and nominating committee but may not be independent for purposes of applicable audit committee standards because of the financial relationship disclosed below.

         Mr. Bargfrede has been the President and CEO of First American Bank in Webster City, Iowa since October 18, 1999. First American Bank is our company's primary bank.

                             DESCRIPTION OF BUSINESS

OVERVIEW

         ORGANIZATION & BUSINESS MODEL

         We are a Nevada corporation incorporated in April 2006, with our principal office at 804 Estates Dr., Suite 100, Aptos, CA 95003. Our telephone number is (866) 851-7787. We are a development stage company that is in the process of securing capital to start revenue-producing operations.

         We use USDA-approved, custom-engineered, proprietary wood-burning oven technology to produce a complete line of Smoke-Baked meat and fish. We plan to sell smoked foods through the development of a national chain of stand-alone Smoky Market restaurant-stores and numerous self-contained kiosks that operate inside qualified high-traffic venues such as sports arenas, college campuses, corporate dining areas and airports. We plan to produce principal menu items in bulk at a centralized location. We expect to be able to deliver food of consistent size, taste and quality without the need to construct expensive ovens or to train skilled cooks to handle raw product at numerous locations. We believe this will permit our development of a national chain operation while keeping our in-store costs down.

         Assuming that we are successful in expanding our retail operations into all regions of the U.S., we plan to begin directly marketing and selling of our smoke-baked products on the Internet. In addition to offering customers at our Smoky Market restaurant-stores access to on-line ordering for gifts and event catering, we plan to create marketing operations with selected eCommerce affiliates that are large Internet retail companies with substantial numbers of customer visits and certain consumer goods organizations such as the RV industry.

         We have developed the core smoked-meat recipes for our proposed business, entered into an agreement with a commercial meat processor at which we have placed a proprietary oven capable of producing approximately 100,000 pounds of smoked meat per month, tested the re-heating process for our menu items and completed concept designs for our proposed restaurant-stores and kiosks. We do not yet have any restaurant-stores or kiosks in service, but we successfully tested our applications for preparation of our food products in a restaurant located in Los Gatos, California for three months from October through December 2006. We have entered into an agreement to acquire the assets and leasehold rights of this Los Gatos restaurant and expect to remodel the site into a prototype Smoky Market restaurant-store in early 2008. Beginning in mid-2008, and assuming the availability of capital, we plan to open additional stores in the Western region toward our goal of opening three stores in each of our five regional operating territories. We expect this plan for development will enable us to maximize the operating and financial efficiencies of our production capacity.

         MARKET OPPORTUNITY

         Our goal is to build a national chain of Smoky Market restaurant-stores and kiosks featuring one-dish meat and fish recipes that are prepared by our proprietary Smoke-Baking technique without the use of sodium, sugar, and chemical preservatives. Unlike other popular restaurant categories, the smoked-food/barbecue segment in which we compete does not include a widely recognized national chain. Where foodservice categories like pizza, subs, chicken, Mexican, Chinese, and burgers have total chain brand units numbering into the thousands, the largest barbecue restaurant chain in the country, Sonny's Barbecue, has approximately 150 stores. We believe that there is no large national chain in the smoked-food/barbecue restaurant segment primarily for two reasons: first, barbecue remains highly regionalized with respective regions having demographic preferences for barbecue flavor, and second, quality consistency within chain brands is a serious obstacle.

         We believe that we can succeed where others have not because of our plans to address these two issues. We plan to address the regionalization of tastes by creating different recipes, with different sauces and flavors, for each of five regions within the United States. As we expand, each region will be headed by a regional officer charged with customizing the recipes, marketing program and other aspects of our business in order to meet the tastes of that region. We plan to address issues of quality and consistency by having all of our meat prepared in our smoker-over system at a centralized location and also centralizing, or regionalizing, the preparation of side dishes and other offerings. Food handlers at local restaurant-stores and kiosks will merely need to unpackage and heat most items on the menu, resulting in a consistently healthful and tasty offering throughout the country.

FOOD PRODUCTION & DISTRIBUTION

         PROPRIETARY SMOKING TECHNOLOGY

         The wood-burning smoker-oven system used to produce Smoky Market brand foods Smoke-BakesTM meat and fish with a smoke-heat-vapor that is generated by the slow burning of hickory and apple timber, after which the fully-cooked smoked foods are portion-cut and vacuum-packaged for freshness. The smoke-heat-vapor infuses the meat and fish with an authentic smoked taste. No additives (water, sugar, high amounts of sodium, liquid smoke, etc.) and no preservatives are used in the process; only garlic, natural spices, and very little sea salt are applied as seasoning.

         USDA-INSPECTED MEAT PRODUCTION AND AVAILABILITY OF RAW MATERIALS

         We presently outsource, and for the foreseeable future, expect to continue to outsource, our commercial smoked food processing to Mary Ann's Specialty Foods ("Specialty Foods"). Specialty Foods is a USDA-approved contract food processing company located in Webster City, Iowa and operates an 80,000 square foot processing facility, which sits on 10 acres of family-owned land and is responsible for our food production and distribution requirements. In order to establish production capability and complete the development of our smoked food products, we entered into an Amended and Restated Processing Agreement dated July 1, 2006 with Specialty Foods.

         Pursuant to the processing agreement, Specialty Foods has agreed to process the smoked meats for our business in return for a processing fee equal to its actual costs of production, including allocable overhead, plus a fixed fee designed to give Specialty Foods a net profit of not less than $35,000 per month from the operation of two 10-hour shifts of processing for us. The agreement is based upon a single oven capable of producing at least 100,000 pounds of smoked meat per month or more depending upon the production item mix. The term of the agreement is ten years, with an option to extend the agreement for three additional 10-year periods (subject to early termination in the event of default).

         As we expand and need to add additional smoker ovens, we will be required to expand our relationship with Specialty Foods (or other processors) on such terms as are mutually agreed upon by the parties. Considering the size of Specialty Food's surrounding 10-acre area, we believe that it would be in our best interests to enter into agreements with Specialty Foods with respect to the expansion of production at this location.

         With respect to meat, fish and other raw materials used to make our products, we require that all of our raw beef, pork, lamb and poultry be raised without growth hormones, steroids and antibiotics, and our salmon is net-harvested naturally from Canadian rivers. Market prices for fish and other food items are subject to constant fluctuation and frequent shortages of item availability, which we expect to mitigate through contract purchasing. We have established strategic supply relationships with Special Foods and LandLock Sea Foods that we believe will enable lower market prices as we grow and achieve economies-of-scale.

         CO-PACK PRODUCTION

         We plan to use co-packing affiliates to produce a selection of specialty gourmet items, including one-dish meals of smoked meat/fish pasta, casseroles, quiches, and pizzas. We have not entered into agreements with any co-packing facilities, but have entered into discussions with several and believe that suitable arrangements can be reached when we commence operations. Our plan is to cause Specialty Foods to bulk-ship smoked meat and fish ingredients to the co-packers. There, the various menu items will be packaged, and shipped to our planned regional distribution centers.

         PROCESS & PRICE VALUE

         Our wood-smoking process is expensive. Costs include obtaining freshly cut timber, smoking labor, and having to absorb a 25% to 30% cook shrinkage loss in the process. Consequently, Smoky Market brand smoked foods cost more to produce and have higher price points than many competing smoked food products. However, the existence of a market for higher-priced organic foods and other prepared foods that are advertised as 100% natural, low-sodium and/or free of additives suggests that customers will pay slightly more for products they know to be premium quality, especially prepared foods that are natural, tasty, and convenient. Based upon our review of the nutritional labels of our competitors, we believe that the absence of any preservatives, brining solutions, liquid smoke and similar additives in Smoky Market brand smoked meats foods distinguishes our product from smoked meat products currently on the market.

         SMOKED FOOD PRODUCTS

         Below is our line of smoked foods that we expect to produce under the Smoky Market brand. We expect that certain of these items will be featured on the menus at Smoky Market restaurant-stores, with a selection of these items to be retail packaged and featured for take-home consumption.

         Our line of wood-smoked foods presently includes the follow:

         ENTREE ITEMS (Individual serving portions that are ready to "heat'n serve".)

         o        Pork Loin Baby Back Ribs
         o        Pork Country-Style Ribs
         o        Pork Loin Chop
         o        Carved Boneless Chicken Breast
         o        Jumbo Chicken Thigh
         o        Cornish Game Hen
         o        Turkey Breast, Thigh & Leg
         o        Rack Of Lamb & Lamb Chops
         o        Duck
         o        Salmon & Trout

         SLICED, PULLED OR CUT SMOKED FOODS (Sliced, pulled or cut from the bone and packaged in portion servings for sandwiches, or to add to salads, tacos, casseroles & soups)

         o        Beef Sirloin Tri-Tip
         o        Beef Brisket

         o        Corned Beef Brisket
         o        Pork Loin Roast
         o        Pork Shoulder
         o        Boneless Pork Leg
         o        Carved Chicken Strips
         o        Turkey Breast

         SMOKED FINGER FOODS (Delicate smoky treats for snacking fun & entertainment)

         o        Beef & Pork Meatballs
         o        Pork Country Rib Strips
         o        Pork Ribletts
         o        Carved Chicken Strips
         o        Chicken Drummies (Regular & Teriyaki)
         o        Lamb Ribletts Teriyaki

         SIDE ORDER FOODS

         o        Hickory Smoke-BakedTM Beans
         o        Sweet Butter-Creamed Corn
         o        Creamy-Garlic Coleslaw Dressing & Veggie Dip
         o        Southern-Style Barbecue Dipping Sauce
         o        Cornbread Muffins

         Our Smoky Market restaurant-stores and kiosks will feature a selection of the items listed above and include sandwiches, quesadillas, quiches and recipe dishes. Items will be available for menu foodservice and for packaged sales. In time, as our brand concept develops, we expect that the complete line of our smoked foods will be available for purchase from our Internet website at www.smokymarket.com.

MARKETING & OPERATIONS

          SMOKY MARKET RESTAURANT-STORES

         The Smoky Market "restaurant-store" concept falls under the category of fast-casual, a relatively new and fast-growing segment in the restaurant industry. Our theme concept is a rustic, old-style - but sophisticated - motif of warm, light-colored wood with an inviting decor and designed to accommodate a full-service restaurant operation, seating 40 to 90 customers. We also plan to have each Smoky Market restaurant-store include an area of refrigerated and frozen display cases that feature our packaged foods, including entrees, finger-foods, and recipe dish items for take-home sales.

         The larger Smoky Market restaurant-stores will also feature an Internet ordering station for spontaneous on-line ordering by customers of our foods for gifts. The distinguishing feature and key operating advantage of our Smoky Market restaurant-store concept is the absence of handling or cooking of raw products on site; our entire menu will be fully cooked and portion-packaged for quick and easy heating. We believe this operating aspect to be unique in the restaurant industry and will provide an assurance of quality consistency with substantially decreased reliance upon the need for heavily trained and skilled cooks.

         The principal heating equipment for all menu items to be served hot will be special ovens that incorporate functional elements of infra-red heating, impinged air velocity and microwave. These ovens require no exhaust hood system in 48 out of 50 states, which substantially reduces typical investment costs, and the speed of their heating application will enable Smoky Market entrees to be served as if the restaurant-market were a quick-service business. We expect the entire preparation process for a Smoky Market meal will require only minutes to heat for serving.

         FRANSHIP(TM) PROGRAM
         --------------------

         The franchise industry is successful largely because of the dedicated managers and assistant managers who work much longer than typical 40-hour weeks, at fixed salary pay scales that yield in most cases an amount of net pay effectively not much greater than the hourly pay of general employees. The franchise industry is also successful largely because many franchisees are full-time owner-operators of their franchise.

         We plan to create a relationship with our local managers we call "Franship." At this time, the structure and application for our Franship program are still being formalized and research is being conducted relative to certain legal definitions and federal/state filing requirements. However, the basic opportunity being proposed for a Franship candidate is a unique blend of the concepts of franchising and employment. We would retain majority ownership and control of each restaurant-store and kiosk and the Franship manager would, in most cases, be an employee of our company or a joint venture. The Franship candidate would make a cash investment for the right to share in 20% of his or her respective Smoky Market concept (either a restaurant-store or kiosk). This profit-sharing right will become vested and transferable as the Franship income right appreciates in value. We expect that this will provide substantial motivation for the local manager to maximize profitability but permit us to retain ownership and ultimate control.

         DISTRIBUTION
         ------------

         Processed smoked foods will be bulk-packaged at our processing facility and shipped initially to smaller localized food distributors that will service our Smoky Market restaurant-stores within respective market areas; as we grow nationally, we may also consider placing our distribution needs with a large national foodservice distributor. In northern California, we have an informal commitment from InterState Refrigerated Distributing Company for fee-based order drops and if this program is successful, we intend to offer this distribution plan to local distributors in markets throughout all regional territories.

         DESIGN, MARKETING, HUMAN RESOURCES AND OPERATIONS ASSISTANCE
         ------------------------------------------------------------

         We engaged Quantified Marketing Group, Inc., or QMG, whose Founder and CEO is Aaron Allen, an expert in the foodservice industry who has developed and expanded the operations of some of the best-known restaurant companies, both domestically and internationally (see www.quantifiedmarketing.com for a list of clients). Based in Central Florida, QMG is among the country's largest full-service strategic marketing and Public Relations firms focused exclusively on the restaurant industry. As we execute our business plan, QMG will complete the designs of our restaurant-store and kiosk concepts, develop programs for recruitment of key management employees and Franship candidates, coordinate our program for site acquisitions on a national scale, assist in the formation and implementation of operating systems, and create our media and public relations campaign for brand development in each region to be penetrated.

GENERAL INFORMATION

         INTELLECTUAL PROPERTY
         ---------------------

         We do not own any intellectual property that is material to our business.

         We license the recipes for substantially all of our products, certain trademarks and tradenames, including Smoky Market(R) and Smoke-Baked(TM), and design features related to the ovens used for smoking our products from Smoky Systems, LLC, pursuant to an exclusive license agreement. Under the license agreement, we issued Smoky Systems 40,000,000 shares of our common stock as consideration for the licensed rights. The license agreement is for a fixed term of 10 years, with renewal options for four additional 10-year terms, but is terminable 90 days following breach or in connection with a bankruptcy or similar event. In addition, our license to such rights ceases to be exclusive if our annual revenues from licensed products does not equal or exceed $30 million by 2011.

         Neither we nor Smoky Systems have registered any patents or copyrights.

         GOVERNMENT REGULATION
         ---------------------

         As a distributor of food products and planned restaurant operator, we are subject to regulation by the U.S. Food and Drug Administration, or FDA, the USDA, and to licensing and regulation by state and local health, sanitation, building, zoning, safety, fire and other authorities. In addition, the operations of our food processor are subject to regulation under the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Nutrition Labeling and Education Act of 1990, and the rules issued under these laws. The FDA regulates standards of identity for specified foods and prescribes the format and content of information on food product labels. The USDA imposes standards for product quality and sanitation including the inspection, labeling and compliance of meat and poultry products and the grading and commercial acceptance of shipments from our suppliers.

         Costs of compliance with such laws and regulations are presently insignificant. If we or our food processor were to be found to be out of compliance with such laws, particularly those related to the production, labeling and handling of food, we could be subject to significant fines and forced to discontinue our operations until all material violations were addressed. Were our relationship with our food processor to terminate, we would have to find another USDA-approved meat processor or qualify as such ourselves. There are a limited number of USDA-approved meat processors and barriers to entry are significant (with an estimated cost of not less than $2 million dollars and required time of one year).

         ENVIRONMENTAL LAWS
         ------------------

         We are not required to obtain any environmental permits and do not use any hazardous materials in connection with the operation of our business. Accordingly, we have not incurred, and do not expect to incur, any material expenses associated with environmental compliance.

         COMPETITION
         -----------

         Generally, most smoked-food or barbeque restaurants use burning wood in a barbeque pit or smoker to cook their meat, which does yield a natural, penetrating smoky flavor to varying degrees, depending on smoking technique and wood quality. The moisture content of the smoked meats will also vary from concept to concept, and even from unit to unit within the same concept brand, depending on a number of variables. For these reasons, the vast majority of smoked-food or restaurants have remained single to small multi-unit concepts, and the largest barbecue chain in the country, Sonny's Barbeque, has only approximately 150 stores. However, more barbeque or smoked-food concepts are opening, and we believe that existing concepts are planning aggressive expansions as they acquire improved smoking equipment and devise improved foodservice systems.

         We will be competing principally in the retail packaged food industry and in the fast-casual and quick-service segment of the restaurant industry. In the retail packaged food segment, we expect that our principal competitors will include well known retails chains such as Costco Club Stores, specialty foods stores such as Barney Greengrass or Dean & DeLuca, commercial smokehouses, and numerous other packaged food enterprises. We expect to compete based upon quality, flavor, healthfulness, variety and price. As a new entrant into the market, we are uncertain how we will compare to our competitors on most of those factors, but expect that our additive-free naturally-smoked foods will compete in terms of quality, flavor and healthfulness. As a new market entrant, our variety is limited, and we expect that our price will be below that of specialty stores and Internet sellers, but above that of major retail chains.

         The fast-casual segment of the restaurant industry is characterized by a large number of participants, both individual stores and large chains, and is extremely competitive. Because of the localized nature of the business, we will be competing with different restaurants in each geographic market. We expect to compete based upon quality of food and service, ambience, flavor, variety and price. As a new entrant into the market, we are uncertain how we will compare to our competitors on most of those factors. Many of our existing and potential competitors have longer operating histories, a large existing customer base, greater financial strength, and more recognized brands than we do. These competitors may be able to attract and retain customers more easily because of their brand names and their larger marketing budgets and sales forces. Our larger competitors can also devote substantially more resources to product development and may adopt more aggressive pricing policies.

         RESEARCH AND DEVELOPMENT
         ------------------------

         We are recently formed and do not have any historical research and development expenses. We plan to add products to our lines as our business develops and expect that research, developing and testing of new or improved recipes and products will be an ongoing part of our business.

EMPLOYEES

         We currently have a total of two paid fulltime employees and one part-time employee, which includes two officers (Edward C. Feintech and Toni L. Adams), and a customer service/warehouse representative. We also have two executives, our Chief Financial Officer and our Chief Information Officer, providing services on a part time basis as consultants.

         Execution of our business plan as set forth above would, we believe, require the hiring of approximately 30 people over the next three years to staff our corporate management team, our regional offices and those responsible for overseeing the process of procuring real estate (fee simple or lease) and arranging for the construction or placements of our Smoky Market outlets, and the hiring of initial management. This number excludes management and staffing at the Smoky Market restaurant-markets and kiosks. The actual number of employees we will hire in the next 12 months depends upon our success in obtaining capital and how rapidly we can expand our operations.

                             DESCRIPTION OF PROPERTY

         We do not currently have fee ownership of any property. We lease a 5,000 square foot warehouse and office located in Aptos, California. The term of the lease is month-to-month, and our monthly rent under the lease is $2,800. We use office and cold storage warehouse space in the facility of Specialty Foods for free. We have no lease with respect to such space, and our informal arrangement could be terminated at any time. When and if financing is secured and formal operations begin, we expect to formalize our arrangements with Specialty Foods and begin paying rent.

         On November 7, 2007, we entered into a Binding Term Sheet for Purchase Agreement relating to the purchase of the 29 East Main Cafe, located at 29 East Main Street, Los Gatos, California 95030. Under the agreement, we agreed to purchase all rights to the equipment, leasehold improvements, and existing lease of the restaurant, including a minimum five-year option extension, for an aggregate purchase price of $150,000 (paid in cash and shares of common stock). The agreement contemplates that we will enter into a more comprehensive purchase agreement with the seller incorporating the terms of the term sheet. We expect to complete the purchase and remodeling of such restaurant in early 2008.

         Subject to the availability of capital, we intend to enter into leases for cold storage and warehouse fulfillment of our Internet orders and for additional office space in northern California and in Georgia.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This section may include projections and other forward-looking statements regarding management's expectations regarding our performance. You should not place undue reliance on such projections and forward looking statements, and, when considering such projections and forward-looking statements, you should keep in mind the risk factors noted throughout this prospectus. You should also keep in mind that all projections and forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. See the "Risk Factors" section.

GENERAL BUSINESS MODEL AND EXPANSION

         Our general business model is to commercially produce and market a healthful product line of wood-smoked protein foods including beef, pork, poultry, lamb and fish, and related recipe products that are fully cooked and packaged for convenient preparation by consumers and commercial end-users. We plan to market and sell such food products under the Smoky Market(R) brand principally through company-owned restaurant-stores & kiosks, and in time, through Internet sales.

         COMPANY-OWNED RESTAURANT-STORES AND KIOSKS. Our Smoky Market restaurant-stores will range in size from 1,200 square feet to 3,600 square feet and consist of two building types; modular pre-fabricated buildings that are installed on-site and buildings of leased space in shopping centers or free-standing. The Smoky Market restaurant-stores will also be constructed in the form of modular, self-contained kiosks that are approximately 150 square feet for placement inside high-traffic venues. The Smoky Market restaurant-stores will feature selections of the smoked foods and recipe dishes for foodservice, and customers will also be able to purchase Smoky Market brand packaged products through refrigerated display merchandisers or buy individual portions through old-style, personalized deli-case service.

         We successfully tested our applications for preparation of our food products in a restaurant located in Los Gatos, California for three months from October through December 2006. We have entered into an agreement to acquire the assets and leasehold rights of this Los Gatos restaurant and expect to remodel the site into a prototype Smoky Market restaurant-store. Beginning in mid-2008, and assuming the availability of capital, we plan to open additional stores in the Western region toward our goal of opening three stores in each of our five regional operating territories. We expect this plan for development will enable us to maximize the operating and financial efficiencies of our production capacity.

         We intend to introduce a new form of franchising to grow and operate our chain, which we expect will involve the integration of typical employment relationship with certain of the short-term and long-term incentive compensation benefits of a franchise relationship. We are calling it a "Franship." We are exploring all the dynamics of the program at this time, but in general, we expect the Franship program to provide a transferable incentive pay structure and possible equity-based incentives using company equity; however, we expect to retain actual ownership of Smoky Market restaurant-store locations.

         For inside placement of our modular kiosks, we are seeking to negotiate rollout agreements with venues such as large retail stores, airports, sports arenas, and convenience stores and other venues with high customer traffic counts. The structure of our transactions with prospective venues would involve either our renting space for the kiosk and paying a fixed amount of rent plus a percentage of sales, or licensing usage of the kiosk in which case the venue owner would purchase and operate the kiosk paying us a license fee, and we would also supply our smoked food product for which we would generate profit.

         To launch and grow our chain of Smoky Market foodservice concepts, we plan to engage the professional services of contractors for operating and management functions that include commercial real estate selection, advertising and public relations, personnel and operating systems development and strategic planning. Our plan is to promote and grow in the manner of franchise companies that tap the growing entrepreneurial marketplace of individuals seeking to own their own business. We hope to employ our Franship program in the promotion and recruitment of experienced, assistant level and manager level individuals from the foodservice industry who have the desire to operate their own business, but lack the substantial capital resource requirements to ever acquire their own franchise.

         We believe that we have the potential to expand very rapidly because of the Franship concept and the menu item systemization (i.e. the use of pre-packaged, sliced and cut portions of menu items that are ready to heat and serve), which reduces required kitchen space and the amount of training required for Franship orientation.

         INTERNET SALES. Assuming that we are successful in expanding our retail operations into all regions of the U.S., we plan to initiate a limited scope of operation to develop Internet sales. In addition to offering customers at our Smoky Market restaurant-stores access to on-line ordering for gifts and event catering, we plan to create marketing operations with selected eCommerce affiliates that are large Internet retail companies with substantial numbers of customer visits and certain consumer goods organizations such as the RV industry.

         CO-BRAND MENU SYSTEM FOODSERVICE. We have explored arrangements with complimentary food chains under which we would place self-contained kiosks or the equivalent within theirs stores as part of a co-branding relationship. The focus of our efforts, is on the establishment of our Smoky Market restaurant-stores in multiple regions in the U.S. in order to establish our brand. As a result, until we have opened a number of Smoky Market restaurant-stores in a number of regions, we do not expect to actively seek cobranding relationships.

     FOOD PRODUCTION & DISTRIBUTION

         We presently outsource, and for the foreseeable future, expect to continue to outsource, our commercial smoked food processing to Mary Ann's Specialty Foods ("Specialty Foods"). Specialty Foods is a USDA-approved contract food processing company located in Webster City, Iowa. It operates an 80,000 square foot processing facility located on 10 acres of family-owned land and is responsible for our food production and distribution requirements. In order to establish production capability and complete the development of our smoked food products, we entered into an Amended and Restated Processing Agreement dated July 1, 2006 with Specialty Foods.

         Pursuant to the processing agreement, Specialty Foods has agreed to process the smoked meats for our business in return for a processing fee equal to its actual costs of production, including allocable overhead, plus a fixed fee designed to give Specialty Foods a net profit of not less than $35,000 per month from the operation of two 10-hour shifts of processing for us. The agreement is based upon a single oven capable of producing at least 100,000 pounds of smoked meat per month or more depending upon the production item mix. The term of the agreement is ten years, with an option to extend the agreement for an additional 10-year period (subject to early termination in the event of default).

         We plan to enter into arrangements with co-packing companies to produce our selection of gourmet recipe items including one-dish meals of smoked meat/fish pasta, casseroles, quiches, and pizzas but have not yet entered into any related agreements. Our production plan with co-packers for recipe items is to have Specialty Foods produce and ship required products in bulk cases direct to the respective co-packer for the item being produced, and the co-packer will incorporate the smoked meat or fish into the recipe as the primary ingredient and then ship the co-packed products directly to our designated distribution centers.

         As we expand and need to add additional smoker ovens, we will be required to expand our relationship with Specialty Foods (or other processors) on such terms as are mutually agreed upon by the parties. Considering the size of Specialty Food's surrounding 10 acre area, we believe that it would be in our best interests to expand production at this location, which may require our acquisition of the property and buildings owned by Specialty Foods.

EMPLOYEES

         Execution of our business plan as set forth above would, we believe, require the hiring of approximately 30 people over the next year to staff our corporate management team, our regional offices and those responsible for overseeing the process of procuring real estate (fee simple or lease) and arranging for the construction or placements of our Smoky Market restaurant-stores and kiosks, and the hiring of initial management. This number excludes management and staffing at the Smoky Market restaurant-stores and kiosks. The actual number of employees we will hire in the next 12 months depends upon our success in obtaining capital and how rapidly we can expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

          As of September 30, 2007, we had cash and cash equivalents of $358,893. We believe that this cash is sufficient to fund our basic expenses and related financing costs through December 31, 2007. To finance the launch foodservice concept operations, we will be required to raise additional capital, which we expect to raise through the issuance of debt, equity securities and/or warrants beginning in the fourth quarter of 2007. We believe that a minimum of approximately $1.5 million of financing would be required to commence our business plan and begin to generate revenue. We believe that it will require a minimum of $5 million of additional financing in order to execute the initial expansion phase of our business plan.

          Expected capital expenditures during the remainder of 2007 and early 2008 include principally the acquisition of at least one restaurant site for remodeling for an investment of approximately $250,000 and brand development costs related to restaurant design, marketing and collateral materials of approximately $200,000. Depending upon the level of capital available, we plan to open additional stores in the Western region toward our goal of opening three stores in each of our five regional operating territories.

          In addition, if our initial expansion plans are successful, we may need to make investments in additional production capacity; this will likely require the purchase of an existing food processing facility (possibly with a leaseback arrangement with the operator) in order that we may add additional space, ovens and/or buildings. We expect that this would require approximately $3 million in cash. We would expect to be able to fund a significant portion of such purchase price with secured debt, but would be required to raise capital through the issuance of equity securities for at least twenty-five percent, and possibly a larger percentage, of the purchase price.

          We recently entered into an investment agreement under which we have the right (referred to as a "put") to require the investor to purchase up to $10 million of our common stock at a 7% discount to the market price in increments of up to the greater of (i) $250,000, and (ii) 200% of the average daily volume of the common stock for the ten trading days preceding the put notice multiplied by the average of the best bid prices for the three trading days immediately preceding the after receipt of the put notice. The investor's obligations under the investment agreement are conditioned upon the satisfaction of certain conditions precedent, including the effectiveness of the registration statement of which this prospectus is a part.

          We expect the above-described investment agreement to provide a portion of our working and expansion capital. However, because we are only permitted to issue puts in limited amounts (with approximately ten days minimum spacing between puts), we are seeking additional capital. We do not presently have commitments to provide financing. We are in discussions with various potential investors regarding private financings and are evaluating a placement agent-assisted private offering. In light of our absence of revenue and the early stage of development of our business plan, it is uncertain that we will be able to raise significant capital through the sale of our securities, and it is unlikely that we would qualify for commercial debt financing. If we are unable to obtain additional equity financing, we will be forced to significantly curtail our operations and proposed expansion, and our ability to continue as a going concern will be uncertain.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET PRICE OF OUR COMMON STOCK

                  Smoky Market Foods, Inc. was formed in April 2006, and prior to September 13, 2007, no market for our common stock existed. On September 13, 2007, our securities began trading on the OTC Bulletin Board under the symbol SMKY. As of November 30, 2007, there were approximately one hundred and five holders of record of our common stock.

         The following information sets forth the range of high and low bid prices for each fiscal quarter since our common stock began trading on September 13, 2007. The information reflects inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions:

          QUARTER ENDED                                      HIGH ($)    LOW ($)

          September 30, 2007                                   1.10       0.07

          December 31, 2007 (through November 30, 2007)        0.98       0.25


OUTSTANDING SHARES, OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

         As of November 30, 2007, there were 54,574,080 shares of our common stock outstanding held by approximately one hundred and five holders of record. In addition, there were, as of November 30, 2007, 1,912,500 shares of common stock authorized for issuance upon the exercise of outstanding options granted pursuant to our stock incentive plan, 4,587,500 shares of common stock reserved for the future grant of stock options under that plan, and 7,861,000 shares of common stock subject to outstanding warrants to purchase common stock.

COMMON STOCK OUTSTANDING AND AVAILABLE FOR FUTURE SALE

         Of our outstanding shares of common stock, all are "restricted securities," as defined in Rule 144 promulgated under the Securities Act, and may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption under Rule 144. The holding period for such restricted shares began to run no earlier than April 30, 2006.

         In general under Rule 144, a person, including an affiliate of an issuer, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (no shares of common stock as of the date hereof) or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to manner-of-sale restrictions, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not an affiliate of the issuer at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell those shares at any time without compliance with the public information, volume limitation, manner of sale and notice provisions of Rule 144.

         The SEC has adopted, but not yet published, significant amendments to Rule 144. Although the specifics of the new rule are unknown, the changes are expected to include the reduction of the holding period for non-affiliates to six months and the elimination of certain volume and manner of sale restrictions.

REGISTRATION RIGHTS

         In the registration rights agreement with Dutchess we agreed that, within twenty-one (21) days of the effectiveness of our registration under the Securities Exchange Act of 1934, we would prepare and file with the SEC one Registration Statement registering the resale of the common stock issuable upon conversion of such notes and exercise of such warrants. The Registration Statement on Form SB-2 of which this prospectus is a part is intended to satisfy this obligation.

         In the stock purchase agreement with William Mitchell we granted Mr. Mitchell the right to require us to include his shares in any registration statement filed by us subsequent to the execution of the stock purchase agreement. The Registration Statement on Form SB-2 of which this prospectus is a part is intended to satisfy this obligation.

DIVIDENDS

         We have never declared or paid cash dividends on our shares of common stock. We currently intend to retain future earnings for use in our business and, therefore, do not anticipate paying any dividends on our shares of common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         Set forth below is certain information about the number of shares of our common stock subject to options, warrants and other rights granted, or that may be granted, under our equity compensation plans as of December 31, 2006. The equity compensation plan that has been approved by security holders is our 2006 Stock Incentive Plan. We have no equity compensation plans that have not been approved by security holders.

                                     EQUITY COMPENSATION PLAN INFORMATION

-------------------------------------------------------------------------------------------------------------
                                                                                     Number of securities
                                                                                   remaining available for
                             Number of securities to   Weighted-average exercise    future issuance under
                             be issued upon exercise      price of outstanding    equity compensation plans
                             of outstanding options,     options, warrants and      (excluding securities
       Plan category           warrants and rights               rights            reflected in column (a))
-------------------------------------------------------------------------------------------------------------
                                       (a)                        (b)                        (c)
-------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders                             1,912,500                    $0.10                    4,587,500
-------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders                                None                       None                       None
-------------------------------------------------------------------------------------------------------------
                      Total         1,912,500                    $0.10                    4,587,500
-------------------------------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the total compensation of each named executive officer during the period from inception through December 31, 2006. No officer or employee received compensation in excess of $100,000 during the period from inception through December 31, 2006.

----------------------------------------------------------------------------------------------------------------------
  Name and      Year    Salary    Bonus   Stock Awards   Option    Non-Equity    Nonqualified   All Other      Total
 Principal                ($)      ($)        ($)        Awards     Incentive      Deferred    Compensation     ($)
  Position                                                 ($)        Plan       Compensation       ($)
                                                                  Compensation     Earnings
                                                                       ($)            ($)

    (a)         (b)       (c)      (d)        (e)          (f)         (g)            (h)           (i)         (j)

----------------------------------------------------------------------------------------------------------------------
Edward C.
Feintech,
President,    2006(1)   54,500             5,000(2)     23,693(3)                                             83,193
CEO and
Chairman
----------------------------------------------------------------------------------------------------------------------

         (1) From inception in April 2006 through December 31, 2006.

         (2) Value determined by multiplying the number of shares by $0.10, which we believe was the fair market value of its common stock during the period surrounding the date of grant, based upon the conversion price of convertible equity securities and sale price of securities sold during that period.

         (3) Value determined using the Black-Scholes option valuation model. The grant date for such options was May 1, 2006, and the options are exercisable during a seven year term at an exercise price of $0.10 per share, which was the fair market value of the stock on the date of grant Assumptions used for the valuation model are set forth below:

              Expected Life                                 7 years
              Risk-Free Interest Rate                       4.65%
              Expected Volatility Factor                    75%
              Expected Dividend Yield                       0

         On May 10, 2007, Mr. Feintech signed an executive employment agreement. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him:
(i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. In addition, in May 2006, Mr. Feintech was issued 50,000 shares of common stock in exchange for the assignment of any intellectual property rights related to our business and granted an option to purchase 325,000 shares of common stock pursuant to our stock incentive plan at an exercise price of $0.10 at any time prior to May 13, 2013. The options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested.

         Outstanding Equity Awards at Fiscal Year-End Table. The following table provides information regarding equity awards held by the named executive officer as of December 31, 2006.

------------------------------------------------------------------------------------------------------------------------------------
                                         Option Awards                                              Stock Awards
------------------------------------------------------------------------------------------------------------------------------------
Name            Number of     Number of     Equity        Option      Option     Number Of     Market       Equity        Equity
                Securities    Securities    Incentive     Exercise    Expiration Shares or     Value of     Incentive     Incentive
                Underlying    Underlying    Plan          Price       Date       Units of      Shares or    Plan          Plan
                Unexercised   Unexercised   Awards:       ($)                    Stock That    Units of     Awards:       Awards
                Options (#)   Options (#)   Number of                            Have Not      Stock That   Number Of     Market
                Exercisable   Un-           Securities                           Vested        Have Not     Unearned      or
                              Exercisable   Underlying                           (#)           Vested       Shares,       Payout
                                            Unexercised                                        ($)          Units or      Value of
                                            Unearned                                                        Other         Unearned
                                            Options                                                         Rights        Shares,
                                            (#)                                                             That  Have    Units or
                                                                                                            Not Vested    Other
                                                                                                            (#)           Rights
                                                                                                                          That
                                                                                                                          Have Not
                                                                                                                          Vested
                                                                                                                          ($)

       (a)          (b)           (c)           (d)          (e)        (f)         (g)          (h)           (i)           (j)

------------------------------------------------------------------------------------------------------------------------------------
Edward C.           N/A        325,000(1)       N/A         $0.10      May 1,       N/A          N/A           N/A           N/A
Feintech,                                                              2013
President, CEO
and Chairman
------------------------------------------------------------------------------------------------------------------------------------

         EXECUTIVE EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. Except as described in following paragraph, we have not entered into employment agreements with any of our executive officers and, other than provisions in our stock incentive plan that permit acceleration of vesting of awards in connection with a change of control, have no arrangements or plans which provide benefits in connection with retirement, resignation, termination or a change of control.

         Pursuant to his executive employment agreement, Edward C. Feintech is entitled to receive, as severance and follow execution of a release of liabilities in favor of the company, (i) if the termination was by the company without cause or by employee with good reason (except in connection with a change of control), base salary and medical benefits (plus any pro-rated bonus for which he otherwise qualified) for a period of 12-months following the termination, or (ii) if the termination was by the company without cause or by employee with good reason and occurred 90-days prior to or within one year after a change of control, base salary and medical benefits for a period of 24 months and acceleration of the vesting of any stock options granted under the employment agreement. A change of control includes (a) any capital reorganization, reclassification of the capital stock of company, consolidation or merger of company with another corporation in which company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of company), (b) the sale, transfer or other disposition of all or substantially all of the company's assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding shares of common stock of the company.

         DIRECTORS COMPENSATION. The following table presents information regarding the compensation of our directors during the fiscal year-ended December 31, 2006, except for Edward C. Feintech, our Chief Executive Officer, whose compensation is described in the previous tables:

-------------------------------------------------------------------------------------------------------------------
     Name          Fees        Stock     Option Awards     Non-Equity       Change in       All Other      Total
                 Earned Or     Awards         ($)          Incentive         Pension      Compensation      ($)
                  Paid in       ($)                           Plan          Value And          ($)
                 Cash ($)                                 Compensation    Nonqualified
                                                              ($)           Deferred
                                                                          Compensation
                                                                            Earnings
                                                                               ($)


     (a)            (b)         (c)           (d)             (e)              (f)             (g)          (h)

-------------------------------------------------------------------------------------------------------------------
Scott L.                      $5,000(1)  $23,693(2) (3)                                                   $28,693
Bargfrede
-------------------------------------------------------------------------------------------------------------------
Daniel Brune                  $5,000(1)  $23,693(2) (3)                                                   $28,693
-------------------------------------------------------------------------------------------------------------------

(1) Value determined by multiplying the number of shares, 50,000, by $0.10, which we believe was the fair market value of our common stock during the period surrounding the date of grant, based upon the conversion price of convertible equity securities and sale price of securities sold during that period. We do not have any obligation to grant future stock awards to Messrs. Bargfrede and Brune under any annual compensation arrangements.
(2) Holds options to purchase 162,500 shares of common stock as of December 31, 2006.
(3) Value determined using the Black-Scholes option valuation model. The grant date for the options to Mr. Bargfrede was May 1, 2006 and for Mr. Brune was October 15, 2006, and the options are exercisable during a seven year term at an exercise price of $0.10 per share, which was the fair market value of the stock on the date of grant. Assumptions used for the valuation model are set forth below:

              Expected Life                                 7 years
              Risk-Free Interest Rate                       4.65%
              Expected Volatility Factor                    75%
              Expected Dividend Yield                       0

         Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid a fee for their service or attendance at board meetings but are eligible to participate in our stock incentive plan. In the period since inception, we granted options to purchase 162,500 shares of common stock to each of Scott L. Bargfrede and Daniel Brune at an exercise price of $0.10 per share, vesting 25% on the last day of the month in which the 12-month anniversary of the grant date occurs and vesting 1/48 at the end of each month thereafter.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports filed with the Securities and Exchange Commission are also publicly available at WWW.SEC.GOV. Additional copies of the reports referenced above, and copies of other reports filed by us, can be obtained by contacting Edward C. Feintech, President and CEO, 804 Estates Dr., Suite 100, Aptos, California 95003, telephone (866) 851-7787.


                                                FINANCIAL STATEMENTS

         Attached hereto beginning on Page F-1 are the following audited financial statements of Smoky Market
Foods, Inc.:

--------------------------------------------------------------------------------------------------------------------
                                                                                                     BEGINNING ON
                                                                                                         PAGE
--------------------------------------------------------------------------------------------------------------------
       Report of Independent Public Accounting Firm                                                       F-1
--------------------------------------------------------------------------------------------------------------------
       Balance Sheet as of December 31, 2006                                                              F-2
--------------------------------------------------------------------------------------------------------------------
       Statements of Operation for the period from inception through December 31, 2006                    F-3
--------------------------------------------------------------------------------------------------------------------
       Statements of Stockholders' Deficit from inception through December 31, 2006                       F-4
--------------------------------------------------------------------------------------------------------------------
       Statements of Cash Flows from inception through December 31, 2006                                  F-5
--------------------------------------------------------------------------------------------------------------------
       Notes to Financial Statements                                                                      F-6
--------------------------------------------------------------------------------------------------------------------

         Attached hereto beginning on Page FS-1 are the following financial statements of Smoky Systems, LLC from which we have licensed certain key assets necessary to carry out our business and which may be deemed to be a predecessor entity:

--------------------------------------------------------------------------------------------------------------------
                                                                                                     BEGINNING ON
                                                                                                         PAGE
--------------------------------------------------------------------------------------------------------------------
       Report of Independent Public Accounting Firm                                                      FS-1
--------------------------------------------------------------------------------------------------------------------
       Balance Sheet as of March 31, 2006 (Unaudited) and December 31, 2006 (Audited)                    FS-2
--------------------------------------------------------------------------------------------------------------------
       Statements of Operation for the three-months ended March 31, 2006, the year ended December        FS-3
       31,2006 and for the period from inception through December 31, 2006
--------------------------------------------------------------------------------------------------------------------
       Statements of Cash Flows for the three-months ended March 31, 2006, the year ended December       FS-4
       31,2006 and for the period from inception through December 31, 2006
--------------------------------------------------------------------------------------------------------------------
       Statement of Members Capital from inception through March 31, 2006                                FS-5
--------------------------------------------------------------------------------------------------------------------
       Notes to Financial Statements                                                                     FS-7
--------------------------------------------------------------------------------------------------------------------

         Attached hereto beginning on Page Q-1 are the following unaudited financial statements of Smoky
Market Foods, Inc.:

--------------------------------------------------------------------------------------------------------------------
                                                                                                     BEGINNING ON
                                                                                                         PAGE
--------------------------------------------------------------------------------------------------------------------
       Balance Sheet as of September 30, 2007 (Unaudited) and December 31, 2006 (Audited)                 Q-1
--------------------------------------------------------------------------------------------------------------------
       Statements of Operation for the three-month periods ended September 30, 2007 and                   Q-2
       September 30, 2006; the nine-months ended September 30, 2007; and the period of inception through September 30, 2006
--------------------------------------------------------------------------------------------------------------------
       Statement of Stockholders' Deficit from inception through September 30, 2007                       Q-3
--------------------------------------------------------------------------------------------------------------------
       Statements of Cash Flows for the nine-months ended September 30, 2007, the period                  Q-4
       from inception through September 30, 2006
--------------------------------------------------------------------------------------------------------------------
       Notes to Financial Statements                                                                      Q-5
--------------------------------------------------------------------------------------------------------------------

                            SMOKY MARKET FOODS, INC.
                         (a development stage company)

                              Financial Statements
                               December 31, 2006

                               JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 KENYON AVENUE, SUITE 100
DENVER, CO 80237
303-796-0099

             Report of Independent Registered Public Accounting Firm

To the Board of DirectorsSmoky Market Foods, Inc.We have audited the accompanying balance sheet of Smoky Market Foods, Inc. (A Development Stage Company) as of December 31, 2006 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period April 18, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smoky Market Foods, Inc. at December 31, 2006, and the results of its operations and its cash flows for the period April 18, 2006 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 6 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jaspers + Hall, PC
January 25, 2007

                              SMOKY MARKET FOODS, INC.
                            (A Development Stage Company)

                                    BALANCE SHEET
                                    -------------
                                  December 31, 2006

ASSETS
------
Current Assets:
     Cash                                                                 $  108,120
     Accounts receivable, net of allowance                                     1,877
     Inventory                                                                13,694
                                                                          ----------
     Total Current Assets                                                    123,691
                                                                          ----------

Property & Equipment: net of accumulated depreciation                        184,163
                                                                          ----------

Other Assets:
     Deferred financing costs                                                 96,465
     Intangible asset                                                         40,000
      eposits
     D                                                                         2,683
                                                                          ----------
     Total Other Assets                                                      139,148
                                                                          ----------

     Total Assets                                                         $  447,002
                                                                          ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT:
--------------------------------------
Current Liabilities:
     Accounts payable                                                     $  222,473
     Accrued interest                                                         14,460
     Current maturities of capital lease obligations                          13,407
     Convertible notes                                                       483,600
                                                                          ----------
     Total Current Liabilities                                               733,940
                                                                          ----------

Long-term Liabilities:
     Capital lease obligations, less current maturities                       30,962
                                                                          ----------

     Total Liabilities                                                       764,902
                                                                          ----------

Stockholders' Deficit:
     Preferred Stock, par value $.001, 10,000,000 shares authorized:
       no shares issued and outstanding                                           --
     Common Stock, par value $.001, 200,000,000 share authorized,
       41,600,000 issued and outstanding                                      41,600
     Additional Paid-In Capital                                              158,400
     Warrants issued                                                         106,619
     Deficit accumulated during the development stage                       (624,519)
                                                                          ----------
     Total Stockholders' Deficit                                            (317,900)
                                                                          ----------

Total Liabilities and Stockholders' Deficit                               $  447,002
                                                                          ==========

     The accompanying notes are an integral part of these financial statements.


                                        F-2

                            SMOKY MARKET FOODS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
         For the Period April 18, 2006 (Inception) to December 31, 2006


Revenue                                                         $      3,145

Cost of Goods Sold                                                     2,878
                                                                ------------

Gross Profit                                                             267

Operating Expenses                                                   599,062
                                                                ------------

Operating Loss                                                      (598,795)

Other Income (Expense):
Interest Expense                                                      25,724
                                                                ------------

Net (Loss)                                                      $   (624,519)
                                                                ============

Basic and Diluted
   (Loss) per Share:
     Basic                                                      $     (0.021)
                                                                ============
     Diluted                                                    $     (0.017)
                                                                ============

   Weighted Average
      Number of Shares                                            30,258,333
                                                                ============

   The accompanying notes are an integral part of these financial statements.


                                      F-3

                                               SMOKY MARKET FOODS, INC.
                                             (A Development Stage Company)

                                          STATEMENT OF STOCKHOLDERS' DEFICIT
                            For the Period April 18, 2006 (Inception) to December 31, 2006

                                                                                              Deficit
                                                                                Additional  Accumulated
                                               Common Stock          Other       Paid-In     During the
                                         -----------------------    Paid-in      Capital     Development      Total
                                           Shares       Amount      Capital      Warrants       Stage        Equity
                                         ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, APRIL 18, 2006 (INCEPTION)              --   $       --   $       --   $       --   $       --    $       --

Common shares issued to
   Smoky Systems, LLC, April 2006        40,000,000       40,000           --           --           --        40,000

Common shares issued to
 officers/directors, July 2006              300,000          300       29,700           --           --        30,000

Common shares issued to
 supplier, December 2006                     50,000           50        4,950           --           --         5,000

Common shares issued to
 financial consultant, December 2006      1,250,000        1,250      123,750           --           --       125,000

Issuance of 1,462,500 stock options to
 officers/directors -Warrant agreement           --           --           --      106,619           --       106,619

Net (Loss)                                       --           --           --           --     (624,519)     (624,519)
                                         ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, DECEMBER 31, 2006               41,600,000   $   41,600   $  158,400   $  106,619   $ (624,519)   $ (317,900)
                                         ==========   ==========   ==========   ==========   ==========    ==========


                      The accompanying notes are an integral part of these financial statements.


                                                         F-4

                                  SMOKY MARKET FOODS, INC.
                               (A Development Stage Company)

                                  STATEMENT OF CASH FLOWS
               For the Period April 18, 2006 (Inception) to December 31, 2006

Operating Activities:
 Net (Loss)                                                                    $ (624,519)
 Stock-based compensation                                                         168,904
 Depreciation                                                                      19,055
 Adjustments to reconcile net loss to cash used in operating activities:
   (Increase) decrease in accounts receivable                                      (1,877)
   (Increase) decrease in inventory                                               (13,694)
   Increase (decrease) in accounts payable                                        222,473
   Increase (decrease) in accrued interest                                         14,460
                                                                               ----------
Net Cash (Used) by Operating Activities                                          (215,198)
                                                                               ----------

Investing Activities:
 Purchase of property and equipment                                              (151,170)
 Deposits                                                                          (2,683)
                                                                               ----------
Net Cash (Used) by Investing Activities                                          (153,853)
                                                                               ----------

Financing Activities:
 Proceeds from issuance of common stock                                             1,250
 Proceeds from issuance of convertible note                                       483,600
 Principal payments on capital lease obligations                                   (7,679)
                                                                               ----------
Cash Provided by Financing Activities                                             477,171
                                                                               ----------

Net Increase in Cash                                                              108,120

Cash, Beginning of Period                                                              --
                                                                               ----------

Cash, End of Period                                                            $  108,120
                                                                               ==========

Supplemental Cash Flow Information:
 Interest Paid                                                                 $   11,264
                                                                               ==========
 Income Taxes Paid                                                             $       --
                                                                               ==========

Supplemental schedule of noncash investing and financing activities:
 Intangible Assets Acquired in Exchange for Common Stock                       $   40,000
                                                                               ==========

         The accompanying notes are an integral part of these financial statements


                                            F-5

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Smoky Market Foods, Inc, (or "the Company") is a development stage company that was incorporated on April 18, 2006 under the laws of the State of Nevada.

The Company intends to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants will feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide appealing, tasty and attractive food at competitive prices. Traditional restaurants will feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units are expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The company may also engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand. As of the balance sheet date, the Company had minimal operations and in accordance with Statements on Financial Accounting Standards No. 7 is considered to be in the development stage.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company writes off accounts receivable against the bad debt allowance when the Company determines a balance is uncollectible. As of December 31, 2006, management determined that the bad debt allowance balance was appropriately established at $-0-.

INVENTORY

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of December 31, 2006:

         Processing Equipment                           $ 104,771
         Operating Equipment                               29,511
         Vehicle                                           10,078
         Smallwares                                         3,765
         Office Equipment                                  27,262
         Software                                          27,831
                                                        ---------
                                                          203,218
         Accumulated depreciation                         (19,055)
                                                        ---------
                                                        $ 184,163
                                                        =========

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's long-term debt and capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of December 31, 2006, management believes that there is no impairment of long-lived assets.

REVENUE RECOGNITION

As of December 31, 2006, the Company was still in the development stage. As such, the only revenue consisted of minimal amounts of ecommerce sales. Such sales are recognized at the time of shipment.

Segment Information

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


Net (Loss) Per Common Share

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares, outstanding stock options, and the equivalent number of common shares that would have been outstanding had the convertible debt holders converted their debt instruments to common stock. All potential dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Stock-Based Compensation

The Company has issued its common shares as compensation to directors, officers, and non-employees ("recipients"). The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the recipient as to the number of shares to be issued for performance, or (2) the date at which the recipient's performance is complete.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - `Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140'

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:

     a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
     b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
     c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation
     d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
     e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - `Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140'

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred a net loss of $624,519 for the period of April 18, 2006 (Inception) though December 31, 2006. At December 31, 2006, the Company had a working capital deficit of $126,649. In addition, the Company had no material revenue generating operations since inception.

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.  CONVERTIBLE DEBT

The Company has issued a series of convertible promissory notes to twenty-five private investors for a total of $483,600. The notes bear interest at an annual 9% rate, $368,600 of which notes are due at December 31, 2006, and the principal balance converts to common stock at the rate of $.10 per share.

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 4.  CAPITAL LEASE OBLIGATIONS

The Company assumed multiple lease transactions in the transaction described in
Note 6. The leases have been capitalized and are reflected as liabilities on the balance sheet.

Future capital lease obligations were as follows at December 31, 2006:

          Minimum lease payments:
               2007                                              26,392
               2008                                              25,915
               2009                                              14,321
                                                            -----------
               Total                                             66,628
          Amounts representing interest                          22,259
                                                            -----------
          Present value of minimum lease payments                44,369
          Current portion                                        13,407
                                                            -----------

          Long-term portion                                 $    30,962
                                                            -----------


NOTE 5.  CAPITAL STOCK

COMMON STOCK
------------

On April 18, 2006, the State of Nevada authorized the Company to issue a maximum of 200,000,000 shares of the Company's common stock. The assigned par value was $.001. On the same day, the Company issued 40,000,000 common shares to Smoky Systems, LLC, a Nevada LLC and related party, in exchange for certain assets. This transaction is discussed more fully in Note 6 below.

PREFERRED STOCK
---------------

In June 2006, the State of Nevada authorized the Company to issue a maximum of 10,000,000 shares of the Company's preferred stock at $.001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. As of December 31, 2006, no preferred shares had been issued.

STOCK TRANSACTIONS:

In April 2006, the Company issued 40,000,000 shares of its $.001 par value common stock to Smoky Systems, LLC in exchange for services valued at $40,000.

                            SMOKY MARKET FOODS, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

In May 2006, the Company issued 1,300,000 stock options to officers/directors, then another 162,500 in October 2006 in warrant purchase agreements valued at $106,619.

In July 2006, the Company issued 300,000 shares of its $.001 par value common stock to officers/directors of the Company in exchange for services valued at $30,000.

In December 2006, the Company issued 50,000 of its $.001 par value common stock for services valued at $5,000.

In December 2006, the Company issued 1,250,000 of its $.001 par value common stock to a consultant for services valued at $123,750 and cash of $1,250.

NOTE 6.  RELATED PARTY TRANSACTIONS

As discussed in Note 4, the Company issued 40,000,000 shares of common stock to a related party, Smoky Systems, LLC in exchange for a license to certain assets. The license entitles Smoky Market Foods, Inc. to the use of certain assets developed by Smoky Systems, LLC, a related party. The licensed assets include intellectual property such as trademarks, copyrights, telephone numbers, email addresses, marketing collateral and other branded materials that will be utilized by management to exploit the Smoky Market brand.

Management assigned a nominal value of $40,000 to such assets in this related party transaction. The 40,000,000 shares were therefore issued at the $.001 par value per share.

Subsequently in 2006, the Company purchased certain tangible assets from Smoky Systems in a bulk asset purchase. The purchase was consummated at Smoky Systems, LLC's book value, and is summarized as follows:

          Property and equipment acquired               $    163,628
          Assumed capital lease obligations                   52,048
                                                        ------------

          Net purchase price                            $    111,580
                                                        ============


NOTE 7.  COMMITMENTS

During 2006, the Company retained the services of a consultant (the "Consultant") who is assisting the company in obtaining debt financing and other corporate finance initiatives. The Consultant was granted 1,250,000 common shares as compensation under the terms of the agreement. The fair value of such shares was reflected as an operating cost in the statement of operations. If certain objectives are met, the consultant will be entitled to an additional $25,000 in compensation. At the option of the Company, the Consultant may be retained in 2007 under a similar compensation structure.

                               SMOKY SYSTEMS, LLC

                              FINANCIAL STATEMENTS

                      MARCH 31, 2006 AND DECEMBER 31, 2006

                               JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 KENYON AVENUE, SUITE 100
DENVER, CO 80237
303-796-0099

             Report of Independent Registered Public Accounting Firm

To the Members
Smoky Systems, LLC

We have audited the accompanying balance sheet of Smoky Systems, LLC as of December 31, 2005, and the related statements of operations, members' capital and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smoky Systems, LLC as of December 31, 2005, and the results of its operations, changes in members' capital and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company's recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jaspers + Hall, PC
Denver Colorado
December 15, 2006

                                SMOKY SYSTEMS, LLC
                           (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEETS

                                                         Unaudited       Audited
                                                          March 31,    December 31,
                                                           2006            2005
                                                        -----------    -----------
ASSETS:
-------
Current assets:
   Cash                                                 $        78    $     6,087
   Inventory                                                 46,147         46,658
 Other Current Assets                                         1,850          2,351
                                                        -----------    -----------

      Total Current Assets                                   48,075         55,096

Property & Equipment, net                                   162,334        170,950

Security Deposits                                             7,350          7,350
                                                        -----------    -----------

TOTAL ASSETS                                            $   217,759    $   233,396
                                                        ===========    ===========

LIABILITIES AND MEMBERS' DEFICIT:
---------------------------------
Current Liabilities:
   Accounts Payable                                     $   334,048    $   295,623
   Accrued Expenses                                          19,148         15,398
 Current Portion of Capital Lease Obligations                14,000         11,137
   Notes Payable                                            230,000        230,000
                                                        -----------    -----------

     Total Current Liabilities                              597,196        552,158

Capital Lease Obligations, less current portion              41,064         44,369
                                                        -----------    -----------

  Total Liabilities                                         638,260        596,527
                                                        -----------    -----------

Members' Capital Deficit:
 Members' A Units                                         1,668,001      1,668,001
 Members' B Units                                           420,781        420,836
 Deficit Accumulated During the Development Stage        (2,509,283)    (2,451,968)
                                                        -----------    -----------
      Total Members' Deficit                               (420,501)      (363,131)
                                                        -----------    -----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                  $   217,759    $   233,396
                                                        ===========    ===========


 The accompanying footnotes are an integral part of these financial statements.


                                      FS-2

                                    SMOKY SYSTEMS, LLC
                               (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OFOPERATIONS

                                                                             December 14,
                                          Three-Months                          2000
                                              Ended         Year Ended      (Inception) to
                                            March 31,       December 31,      March 31,
                                              2006             2005             2006
                                          -------------    -------------    -------------

SALES                                     $         913    $      31,603    $      48,937

COST OF SALES                                    26,566          197,586          383,578
                                          -------------    -------------    -------------

GROSS PROFIT (LOSS)                             (25,653)        (165,983)        (334,641)
                                          -------------    -------------    -------------

OPERATING EXPENSES:
 Sales and Marketing                              2,020          106,924          683,900
 General and Administrative                      23,731          454,459          989,950
                                          -------------    -------------    -------------

TOTAL OPERATING EXPENSES                         25,751          561,383        1,673,850
                                          -------------    -------------    -------------

OPERATING INCOME (LOSS)                         (51,404)        (727,366)      (2,008,491)
                                          -------------    -------------    -------------

OTHER INCOME (EXPENSE)
 Interest Income                                     --               --              729
 Interest Expense                                (5,911)        (142,236)        (501,521)
                                          -------------    -------------    -------------

                                                 (5,911)        (142,236)        (500,792)
                                          -------------    -------------    -------------

NET (LOSS)                                $     (57,315)   $    (869,602)   $  (2,509,283)
                                          =============    =============    =============

PER UNIT INFORMATION:

   Weighted average number of
     A units outstanding                    166,574,853      163,244,949       72,087,312
                                          -------------    -------------    -------------

NET LOSS PER A UNIT (FULLY DILUTED)       $      (0.000)   $      (0.005)   $      (0.035)
                                          -------------    -------------    -------------

      The accompanying footnotes are an integral part of these financial statements.


                                           FS-3

                                         SMOKY SYSTEMS, LLC
                                    (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENTS OF CASH FLOWS

                                                                                         December 14,
                                                        Three-Months                        2000
                                                           Ended         Year Ended     (Inception) to
                                                          March 31,     December 31,      March 31,
                                                            2006            2005            2006
                                                        ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                $    (57,315)   $   (869,602)   $ (2,509,283)
 Amortization of equity based financing costs                    500         120,125         124,500
 Non-cash expenses paid through issuance of A Units               --         208,464       1,014,554
 Allowance for doubtful accounts                             (11,133)         42,781          61,829
 Depreciation                                                  8,616          24,831          58,653
 Adjustments to reconcile net loss to cash used in
  operating activities:
 (Increase) Decrease in Inventory                                511          29,393         (46,147)
 (Increase) in Other Current Assets                           11,133         (41,781)        (61,829)
 Increase in Accrued Expenses                                 (6,247)         (2,779)          5,124
 Increase in Accounts Payable                                 38,425          10,704         334,048
                                                        ------------    ------------    ------------

Net Cash Flows Used for Operating Activities                 (15,510)       (477,864)     (1,018,551)
                                                        ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of Property & Equipment                                 --         (13,790)       (156,507)
 Security Deposits                                                --              --          (7,350)
                                                        ------------    ------------    ------------

Net Cash Flows Used for Investing Activities                      --         (13,790)       (163,857)
                                                        ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances From (To) Members                                    9,943          32,624          10,955
 Proceeds from Notes Payable                                      --         150,000         230,000
 Principal Payments on Capital Lease Obligations                (442)         (6,074)         (9,416)
 Issuance of A Units                                              --         322,250         541,922
 Repurchase of A Units                                            --         (14,475)        (14,475)
 Issuance of B Units                                              --              --         431,000
 Repurchase of B Units                                            --          (7,500)         (7,500)
                                                        ------------    ------------    ------------

Net Cash Flows Provided by Financing Activities                9,501         476,825       1,182,486
                                                        ------------    ------------    ------------

Net Increase (Decrease) in Cash                               (6,009)        (14,829)             78
                                                        ------------    ------------    ------------

Cash - Beginning of period                                     6,087          20,916              --
                                                        ------------    ------------    ------------

CASH - END OF PERIOD                                    $         78    $      6,087    $         78
                                                        ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash Paid During the Year for:
  Interest                                              $      6,411    $     22,111    $     22,973
                                                        ============    ============    ============

  Income Taxes                                          $         --    $         --    $         --
                                                        ============    ============    ============

NON-CASH TRANSACTIONS
 Value of A Units issued in exchange for services       $         --    $    208,464    $  1,014,554
                                                        ============    ============    ============

 Value of A Units issued in debt transactions           $         --    $    112,500    $    126,000
                                                        ============    ============    ============

 Purchase of property & equipment via capital lease     $         --    $     19,697    $     64,480
                                                        ============    ============    ============

 Accrued distributions to B Unit Holders                $         55    $      1,896    $      2,719
                                                        ============    ============    ============

           The accompanying footnotes are an integral part of these financial statements.


                                                FS-4

                                                         SMOKY SYSTEMS, LLC
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF MEMBERS' CAPITAL

                                                                                                             Deficit
                                                                                                           Accumulated
                                      A Units                              B Units                         During the
                              -----------------------  -------------------------------------------------   Development
                              # of Shares    Amount    # of Shares    Amount    Distributions     Net         Stage        Totals
                              -----------  ----------  -----------  ----------  ------------- ----------   ----------    ----------

Balance, December 14, 2000
 (Inception)                           --  $       --           --  $       --   $       --   $       --   $       --    $       --

 Net Loss for period ended
  December 31, 2001                    --          --           --          --           --           --           --            --
                               ----------  ----------   ----------  ----------   ----------   ----------   ----------    ----------

Balance -  December 31, 2000           --          --           --          --           --           --           --            --

 Issuance of A Units for Cash   7,000,000      60,000           --          --           --           --           --        60,000
 Issuance of A Units to
  Founders                      7,500,000          --           --          --           --           --           --            --
 Issuance of A Units for
  Goods & Services              4,100,000     138,714           --          --           --           --           --       138,714
 Net Loss for year ended
  December 31, 2001                    --          --           --          --           --           --     (138,570)     (138,570)
                               ----------  ----------   ----------  ----------   ----------   ----------   ----------    ----------

Balance -  December 31, 2001   18,600,000     198,714           --          --           --           --     (138,570)       60,144

 Issuance of B Units to
  Founders                             --          --      520,000     130,000           --      130,000           --       130,000
 Issuance of A Units for
  Goods & Services              2,000,000      17,143           --          --           --           --           --        17,143
 Net Loss for year ended
  December 31, 2002                    --          --           --          --           --           --     (161,969)     (161,969)
                               ----------  ----------   ----------  ----------   ----------   ----------   ----------    ----------

Balance -  December 31, 2002   20,600,000     215,857      520,000     130,000           --      130,000     (300,539)       45,318

 Issuance of A Units for Cash   2,827,000      83,172           --          --           --           --           --        83,172
 Issuance of A Units for
  Goods & Services              2,305,000      76,833           --          --           --           --           --        76,833
 Issuance of B Units for Cash          --          --      600,000     150,000           --      150,000           --       150,000

 Net Loss for year ended
  December 31, 2003                    --          --           --          --           --           --     (366,506)     (366,506)
                               ----------  ----------   ----------  ----------   ----------   ----------   ----------    ----------


Balance -  December 31, 2003   25,732,000     375,862    1,120,000     280,000           --      280,000     (667,045)      (11,183)


                           The accompanying footnotes are an integral part of these financial statements.


                                                                FS-5

                                                         SMOKY SYSTEMS, LLC
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF MEMBERS' CAPITAL


 Issuance of A Units
  for Cash                560,000        76,500            --            --            --            --            --        76,500
 Issuance of A Units
  to Founders         128,422,295            --            --            --            --            --            --            --
 Issuance of A Units
  for Goods & Services  3,478,750       586,900            --            --            --            --            --       586,900
 Issuance of B Units
  for Cash                     --            --       602,000       151,000            --       151,000            --       151,000
 Accrued Distributions
  to B Unit Holders            --            --            --            --          (768)         (768)           --          (768)
 Net Loss for year
  ended
  December 31, 2004            --            --            --            --            --            --      (915,321)     (915,321)
                     ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------

Balance -
 December 31, 2004    158,193,045     1,039,261     1,722,000       431,000          (768)      430,232    (1,582,366)     (112,873)

 Issuance of A Units
  for Cash              2,731,689       322,250            --            --            --            --            --       322,250
 Issuance of A Units
  to Founders           1,885,000            --            --            --            --            --            --            --
 Issuance of A Units
  for Goods &
  Services              2,306,452       320,965            --            --            --            --            --       320,965
 Repurchase of B
  Units                        --            --       (30,000)       (7,500)           --        (7,500)           --        (7,500)
 Repurchase of A
  Units                  (233,333)      (14,475)           --            --            --            --            --       (14,475)
 Accrued
  Distributions to
  B Unit Holders               --            --            --        (1,896)           --        (1,896)           --        (1,896)
 Net Loss for year
  ended
  December 31, 2005            --            --            --            --            --            --      (869,602)     (869,602)
                     ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------

Balance -
 December 31, 2005    164,882,853     1,668,001     1,692,000       421,604          (768)      420,836    (2,451,968)     (363,131)

 Accrued Distributions
  to B Unit Holders            --            --            --            --           (55)          (55)           --           (55)
 Net Loss for quarter
  ended
  March 31, 2006               --            --            --       (57,315)      (57,315)
                     ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------

Balance -
 March 31, 2006       164,882,853  $  1,668,001     1,692,000  $    421,604  $       (823) $    420,781  $ (2,509,283) $   (420,501)
                     ============  ============  ============  ============  ============  ============  ============  ============


                           The accompanying footnotes are an integral part of these financial statements.


                                                                FS-6

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Smoky Systems, LLC (the Company) was organized in the State of Nevada on December 14, 2000 and has been in the development stage since its inception. The Company's intent was to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants would feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide appealing, tasty and attractive food at competitive prices. Traditional restaurants would feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units were expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The company also intended to engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand.

As explained in Note 7, subsequent to year-end, the Company licensed the business concept, branding and all intellectual property to a wholly owned subsidiary, Smoky Market Foods, Inc. ("SMF"). SMF intends to carry out the business model described above. As of the balance sheet date, neither the Company nor SMF had material operations. In accordance with Statements on Financial Accounting Standards No. 7, both are considered to be in the development stage.

The Company hopes to obtain royalty income from SMF sales. SMF sale are contingent upon SMF's ability to raise capital through the issuance of equity and/or debt in order to commence operations.

The Company has selected December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORY

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of:

                                   MARCH 31,     DECEMBER 31,
                                     2006            2005
                                 ------------    ------------

Processing Equipment             $    130,144    $    130,144
Smallwares                              7,956           7,956
Office Equipment                       37,811          37,811
Software                               45,076          45,076
                                 ------------    ------------
                                      220,987         220,987
Accumulated depreciation              (58,653)        (50,037)
                                 ------------    ------------
                                 $    162,334    $    170,950
                                 ============    ============

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2006 and December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's long-term debt and capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of December 31, 2005, management believes that there is no impairment of long-lived assets.

REVENUE RECOGNITION

Prior to April 18, 2006, the company sold Smoky Market branded products to the general public exclusively through ecommerce. Such sales were recognized as shipped. Cost of products sold consists of the cost of raw materials and labor related to the corresponding sales transaction.

>From April 18, 2006 forward, the company will obtain revenue primarily from licensing of the Company's intellectual property to SMF. Such licensing revenue will be recognized in accordance with the contractual terms, as described in Footnote 7.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

Segment Information

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

Net (Loss) Per A Unit

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of A units outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive B Unit equivalents outstanding. During the periods when B units are anti-dilutive, A unit equivalents, if any, are not considered in the computation.

Stock-Based Compensation

The Company has issued its Class A membership units as compensation to non-employees. The Company measures the amount of unit-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of units to be issued for performance, or (2) the date at which the non-employees' performance is complete.

Income Taxes

Smoky Systems, LLC is a Limited Liability Company ("LLC"). As an LLC, the earnings (losses) of the Company pass through to the members for taxation at the individual level. The LLC is therefore not a taxpaying entity, and accordingly, no provision for income taxes is provided herein these financial statements.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - `Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140'

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:

     f. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
     g. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
     h. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation
     i. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
     j. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - `Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140'

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred net losses of $869,602 and $57,315) for the year ended December 31, 2005 and quarter ended March 31, 2006, respectively. At March 31, 2006, the Company had a working capital deficit of $546,962 and members' capital deficit of $420,501. In addition, the Company had no material revenue generating operations during either the year ending December 31, 2005 or the quarter ended March 31, 2006.

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing, or begin receiving licensing revenues from its wholly owned subsidiary (see Note 7).

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.  MEMBERS' DEFICIT

The business property and affairs of the Company are managed exclusively by the managing member of the Company ("Manager"). Except for situations in which the approval of the Members is expressly required by the LLC Operating Agreement, the Manager has full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Members have no voting approval or consent rights, other than in circumstances involving the removal of the managing member, proposed mergers or acquisitions, proposed sales of substantially all of the Company's assets, and other circumstances described in the LLC Operating Agreement.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

Membership interests are divided into separate Class A and Class B unit designations so that the Members of each class may receive distributions of cash and allocations of profits, losses and gains, which differ.

CLASS A UNITS.
--------------

The manager is authorized to issue up to 300,000,000 Class A units of membership. The Manager issued 19,750,000 Class A membership units on the date that the LLC was organized. The Manager and shareholders of Hickory Picnic International, Inc. ("HPI"), a predecessor company, have been issued 137,807,295 founders units. Up to 50,000,000 Class A Units are reserved for issuance as necessary to give effect to the conversion of Class B units (see below).

CLASS B UNITS.
--------------

The Manager is authorized to issue, for cash at a price per unit of at least twenty-five cents ($0.25) in the discretion of the Manager, without any vote or approval by the Members, up to 50,000,000 Class B units of membership. The Class B unit holders are entitled to receive for each calendar quarter, on the 10th business day of the succeeding month, ratably to the holders of all Class B Units outstanding at the time of each such distribution as a group, cash in an amount (the "Class B Pool") equal to 6% of the Company's total revenues for such calendar quarter, excluding revenues representing reimbursement of sales taxes and shipping costs. No distribution will be made on the Class A Units for any calendar quarter until the Class B Pool for such period has been distributed to the holders of Class B Units. From and after such time as there have been aggregate distributions from the Class B Pool with respect to a Class B Unit in an amount equal to $5.00, that Unit shall be automatically converted into, and for all purposes shall be deemed to be, a Class A Unit (1:1 ratio). Holders of Class B Units shall not participate in distributions on the Class A Units which are made prior to such automatic conversion.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

NOTE 4.  NOTES PAYABLE

NOTES PAYABLE WERE AS FOLLOWS AS OF MARCH 31, 2006 AND DECEMBER 31, 2005:

                                                       March 31,  December 31,
                                                         2006         2005
                                                      ----------   ----------
Payable to a trust, interest at 10% per
annum, convertible to Class A units at $.05
per unit, due in May 2007                             $   25,000   $   25,000

Payable to an individual, non-interest
bearing, issued with 75,000 Class A units of
membership interest, due October 14, 2005,
in default as of December 31, 2005                        25,000       20,000

Payable to an individual, interest at 10%
per annum, issued with 10,000 Class A units
of membership interest, convertible to Class
A units at $.05 per unit, due in December 2007            20,000       10,000

Payable to a trust, interest at 10% per
annum, issued with 10,000 Class A units of
membership interest, convertible to Class A
units at $.05 per unit, due in December 2007              10,000      150,000

Payable to individuals, non-interest
bearing, issued with 750,000 Class A units
of membership interest, due in November
2005, in default as of December 31, 2005                 150,000      150,000
                                                      ----------   ----------
                                                      $  355,000   $  355,000
                                                      ----------   ----------

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

NOTE 5.  CAPITAL LEASES

The Company has entered into multiple lease transactions in securing business assets, including an oven, computer and phone equipment. The leases take the form of purchases, and have therefore been capitalized on the balance sheet as assets and a corresponding lease obligation liability.

Future capital lease obligations were as follows at:

                                                     MARCH 31,  DECEMBER 31,
                                                       2006         2005
                                                    ----------   ----------
Minimum lease payments:
   2006                                             $   27,980   $   27,980
   2007                                                 26,392       26,392
   2008                                                 25,915       25,915
   2009                                                  7,842       14,321
                                                    ----------   ----------
   Total                                                88,129       94,608
Amounts representing interest                           33,065       39,102
                                                    ----------   ----------
Present value of minimum lease payments                 55,064       55,506
Current portion                                         14,000       11,137
                                                    ----------   ----------

Long-term portion                                   $   41,064   $   44,369
                                                    ==========   ==========


NOTE 6.  RELATED PARTY TRANSACTIONS

Under the terms of the LLC Operating Agreement, the Company is obligated to pay the Manager 20% of the gross profit on sales. The Manager is free to allocate the fee to himself and senior management as he deems appropriate. No such amounts were due since the inception of the LLC. Nevertheless, the Company had advanced $72,963 to the Manager for living expenses. Since the Manager's ability to repay such amounts is due solely on the ability of the Company and/or its wholly owned subsidiary to adequately capitalize the Company and commence operations, management considered the ultimate recoverability of the advance to be impaired. Accordingly, the advances were fully allowed for as of March 31, 2006 and December 31, 2005, respectively, rendering the net book value of the advances to be $-0-. The write-offs were charged to general and administrative expenses.

NOTE 7.  SUBSEQUENT EVENT

Effective April 18, 2006, the Company created a wholly owned subsidiary (Smoky Market Foods, Inc, or "SMF"). On the same day, the Company entered into an exclusive, worldwide license agreement with the subsidiary for the exploitation of certain tangible and intangible assets. As part of the license agreement, the Company is also obligated to pay quarterly royalty payments to SMF, the related party licensor. The royalties will be calculated at five percent (5%) of the food processing and special facilities costs paid by SMF to a 3rd party food processor for the manufacture of products subject to this license agreement.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 Balance Sheets
                                 --------------

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                                 2007            2006
                                                              (UNAUDITED)     (AUDITED)
                                                              -----------    -----------
ASSETS:
-------
Current Assets
     Cash                                                     $   358,893    $   108,120
     Accounts receivable, net of allowance                             --          1,877
     Inventory                                                     15,493         13,694
                                                              -----------    -----------

     Total Current Assets                                         374,386        123,691

Property & Equipment, net of accumulated depreciation             167,910        184,163

Other Assets
     Deferred financing and compensation costs                    428,247         96,465
     Intangible asset                                              40,000         40,000
     Deposits                                                       2,683          2,683
                                                              -----------    -----------
     Total Other Assets                                           470,930        139,148
                                                              -----------    -----------

     Total Assets                                             $ 1,013,226    $   447,002
                                                              ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
-----------------------------------------------
Current Liabilities
     Accounts payable                                         $   288,228    $   222,473
     Accrued interest                                                  --         14,460
     Convertible notes                                                 --        483,600
     Current maturities of capital lease obligations               16,660         13,407
                                                              -----------    -----------

     Total Current Liabilities                                    304,888        733,940

Long-term Liabilities
     Capital lease obligatons, less current maturities             17,956         30,962
                                                              -----------    -----------

     Total Liabilities                                            322,844        764,902
                                                              -----------    -----------

Stockholders' Equity (Deficit)
     Preferred Stock, par value $.001, 10,000,000 shares
        authorized; no shares issued and outstanding                   --             --
     Common Stock, par value $.001, 200,000,000 shares
        authorized: 53,199,080 issued and outstanding at
     September 30, 2007 and 41,600,000 at December 31, 2006        53,199         41,600
     Other paid-in capital                                      1,940,709        158,400
     Warrants issued                                              137,602        106,619
     Deficit accumulated during the development stage          (1,441,128)      (624,519)
                                                              -----------    -----------
     Total Stockholders' Equity (Deficit)                         690,382       (317,900)
                                                              -----------    -----------

Total Liabilities and Stockholders' Deficit                   $ 1,013,226    $   447,002
                                                              ===========    ===========


   The accompanying notes are an integral part of these financial statements.


                                       Q-1

                                    SMOKY MARKET FOODS, INC.
                                  (A DEVELOPMENT STAGE COMPANY)

                                    Statements of Operations
                                    ------------------------


                              THREE MONTHS ENDED                            APRIL 18, 2006
                                 SEPTEMBER 30,          NINE MONTHS ENDED   (INCEPTION) TO
                         ----------------------------      SEPTEMBER 30,     SEPTEMBER 30,
                             2007            2006              2007              2006
                          (UNAUDITED)     (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
                         ------------    ------------      ------------      ------------


Revenue                  $        642    $        296      $      1,374      $        720

Cost of Goods Sold                257             178             1,182               288
                         ------------    ------------      ------------      ------------

Gross Profit                      385             118               192               432

Operating Expenses            246,463         153,494           763,933           298,673
                         ------------    ------------      ------------      ------------

Operating Loss               (246,078)       (153,376)         (763,741)         (298,241)
                         ------------    ------------      ------------      ------------

Other Income (Expense)
   Interest Income                 --              --               887                --
   Interest Expense           (17,050)         (9,647)          (53,755)          (17,893)
                         ------------    ------------      ------------      ------------

Other Expense - Net           (17,050)         (9,647)          (52,868)          (17,893)
                         ------------    ------------      ------------      ------------

Net (Loss)               $   (263,128)   $   (163,023)     $   (816,609)     $   (316,134)
                         ============    ============      ============      ============

Basic and Diluted
   (Loss) per Share:
      Basic and Diluted  $     (0.006)   $     (0.004)     $     (0.019)     $     (0.008)
                         ============    ============      ============      ============

   Weighted Average
      Number of Shares     47,208,027      40,300,000        44,013,787        40,300,000
                         ============    ============      ============      ============


        The accompanying notes are an integral part of these financial statements.

                                           Q-2

                                            SMOKY MARKET FOODS, INC.
                                          (A DEVELOPMENT STAGE COMPANY)

                                  Statements of Stockholders' Equity (Deficit)
                                  --------------------------------------------

                                                                                                      DEFICIT
                                                                                     ADDITIONAL     ACCUMULATED
                                               COMMON STOCK              OTHER         PAID-IN      DURING THE
                                        --------------------------      PAID-IN       CAPITAL -     DEVELOPMENT       TOTAL
                                          SHARES          AMOUNT        CAPITAL       WARRANTS         STAGE        (DEFICIT)
                                        -----------    -----------    -----------    -----------    -----------    -----------

BALANCE, APRIL 18, 2006 (INCEPTION)              --    $        --    $        --    $        --    $        --    $        --

Common shares issued to related party
   Smoky Systems, LLC                    40,000,000         40,000             --             --             --         40,000
Common shares issued to
   officers/directors                       300,000            300         29,700             --             --         30,000
Common shares issued to
   supplier                                  50,000             50          4,950             --             --          5,000
Common shares issued to
   financial consultant                   1,250,000          1,250        123,750             --             --        125,000
Issuance of 1,425,000 stock options
   to officers/directors - warrant
   agreement                                     --             --             --        106,619             --        106,619
Net (Loss) for the period 4/18/06
   to 12/31/06                                   --             --             --             --       (624,519)      (624,519)
                                        -----------    -----------    -----------    -----------    -----------    -----------

BALANCE, DECEMBER 31, 2006 (AUDITED)     41,600,000         41,600        158,400        106,619       (624,519)      (317,900)

Common shares issued to
   financial consultant                     100,000            100          9,900             --             --         10,000
Common shares issued to an
   individual for endorsement rights        500,000            500         49,500             --             --         50,000
Common shares issued to an
   individual for consulting services        25,000             25          2,475             --             --          2,500
Common shares issued to the
   CEO as compensation                    1,500,000          1,500        148,500             --             --        150,000
Common shares issued to
   investment banker                        325,000            325         32,175             --             --         32,500
Issuance of 425,000 options to
   the CEO as compensation                       --             --             --         30,983             --         30,983
Valuation of common stock
   conversion priviledges to
   convertible debtholders                       --             --        242,857             --             --        242,857
Common shares issued to
   investor                                 628,571            629        301,371             --             --        302,000
Common shares issued to
   financial consultant                     400,000            400        191,600             --             --        192,000
Cancellation of common shares
   previously issued to
   investment banker                       (325,000)          (325)       (32,175)       (32,500)
Conversion of convertible debt
   to common shares                       8,445,509          8,445        836,106             --             --        844,551
Net (Loss) for the Nine Months
   Ended 9/30/07                                 --             --             --             --       (816,609)      (816,609)
                                        -----------    -----------    -----------    -----------    -----------    -----------

BALANCE, SEPTEMBER 30,
   2007 (UNAUDITED)                      53,199,080    $    53,199    $ 1,940,709    $   137,602    $(1,441,128)   $   690,382
                                        ===========    ===========    ===========    ===========    ===========    ===========


                           The accompanying notes are an integral part of these financial statements.

                                                              Q-3

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Cash Flows
                            ------------------------

                                                                      APRIL 18,
                                                        NINE MONTHS     2006
                                                           ENDED     (INCEPTION)
                                                        SEPTEMBER   TO SEPTEMBER
                                                         30, 2007     30, 2006
                                                        (UNAUDITED)  (UNAUDITED)
                                                         ---------    ---------

Operating Activities
      Net (Loss)                                         $(816,609)   $(316,134)
      Stock-based financing and compensation costs         346,458       25,096
      Depreciation                                          25,223       11,909
      Adjustments to reconcile net loss to cash used
        in operating activities:
          (Increase) decrease in accounts receivable         1,877           --
          (Increase) decrease in inventory                  (1,799)      (6,617)
          Increase (decrease) in accounts payable           65,756      193,056
          Increase (decrease) in accrued interest           43,991        6,695
                                                         ---------    ---------

Net Cash (Used) by Operating Activities                   (335,103)     (85,995)
                                                         ---------    ---------

Investing Activities
      Purchase of property and equipment                    (8,971)    (128,022)
      Deposits                                                  --         (183)
                                                         ---------    ---------

Net Cash (Used) by Investing Activities                     (8,971)    (128,205)
                                                         ---------    ---------

Financing Activities
      Proceeds from issuance of common stock               302,100           --
      Proceeds from issuance of convertible notes          302,500      278,600
      Principal payments on capital lease obligations       (9,753)          --
                                                         ---------    ---------

Cash Provided by Financing Activities                      594,847      278,600
                                                         ---------    ---------

Net Increase (Decrease) in Cash                            250,773       64,400

Cash, Beginning of Period                                  108,120           --
                                                         ---------    ---------

Cash, End of Period                                      $ 358,893    $  64,400
                                                         =========    =========


Supplemental Information:
      Interest Paid                                      $  (9,764)   $ (11,198)

      Income Taxes Paid                                  $      --    $      --

      Intangible Assets Acquired in Exchange
        for Common Stock                                 $      --    $  40,000

      Convertible Promissory Notes and Accrued
        Interest Exchanged for Common Stock              $ 844,551    $      --


   The accompanying notes are an integral part of these financial statements.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Smoky Market Foods, Inc, (the "Company") is a development stage company that was incorporated on April 18, 2006 under the laws of the State of Nevada.

The Company intends to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants will feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide high quality food at competitive prices. Traditional restaurants will feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units are expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The Company may also engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand. As of the balance sheet date, the Company had minimal operations and in accordance with Statements on Financial Accounting Standards No. 7 is considered to be in the development stage.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

INTERIM FINANCIAL STATEMENTS

The financial statements and notes thereto are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of our results of operations, financial position and cash flows. The results reported in these financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company writes off accounts receivable against the bad debt allowance when the Company determines a balance is uncollectible. Management has determined that the bad debt allowance is appropriately established at $-0-.

INVENTORY

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of September 30, 2007:

        Processing Equipment             $ 104,771
        Smallwares                           3,765
        Transportation Equipment            10,077
        Operating Equipment                 36,632
        Office Equipment                    29,112
        Software                            27,831
                                         ---------
                                           212,188
        Accumulated depreciation           (44,278)
                                         ---------
                                         $ 167,910
                                         =========

FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of September 30, 2007, management believes that there is no impairment of long-lived assets.

REVENUE RECOGNITION

As of September 30, 2007, the Company was still in the development stage. As such, the only revenue consisted of minimal amounts of ecommerce sales. Such sales are recognized at the time of shipment.

SEGMENT INFORMATION

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

NET (LOSS) PER COMMON SHARE

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares, outstanding stock options, and the equivalent number of common shares that would have been outstanding had the convertible debt holders converted their debt instruments to common stock. All potential dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

STOCK-BASED COMPENSATION

The Company has issued its common shares as compensation to directors, officers, and non-employees ("recipients"). The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the recipient as to the number of shares to be issued for performance, or (2) the date at which the recipient's performance is complete.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company utilizing the loss carry-forward.


NOTE 2.  GOING CONCERN

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred net losses of $263,128, $176,368 and $133,884 for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007, respectively. Additionally, the Company incurred a $624,519 loss for the period starting April 18, 2006 (Inception) though December 31, 2006. The Company has had no material revenue generating operations since inception.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE 3.  CONVERTIBLE DEBT

The Company has issued a series of convertible promissory notes to individual private investors for a total of $786,100. The notes bear interest at an annual 9% rate and the principal balances including accrued interest are convertible into common stock at the rate of $.10 per share. As of September 30, 2007, the convertible notes and related accrued interest of $58,451 were converted to 8,445,509 common shares.

NOTE 4.  CAPITAL LEASE OBLIGATIONS

The Company assumed multiple lease obligations in the transaction described in
Note 6. The leases have been capitalized and are reflected as liabilities on the balance sheet.

Future lease obligations are as follows for the twelve months ending September
30:

       Minimum lease payments:
          2008                                        $12,957
          2009                                         25,916
          2010                                          7,842
                                                      -------
          Total                                        46,715
       Amounts representing interest                   12,099
                                                      -------
       Present value of minimum lease payments         34,616
       Current portion                                 16,660
                                                      -------
       Long-term portion                              $17,956
                                                      =======

NOTE 5.  CAPITAL STOCK

Common Stock
------------

On April 18, 2006, the State of Nevada authorized the Company to issue a maximum of 200,000,000 shares of the Company's common stock. The assigned par value was $.001. On the same day, the Company issued 40,000,000 common shares to Smoky Systems, LLC, a Nevada LLC and related party, in exchange for certain assets. This transaction is discussed more fully in Note 6 below.

Preferred Stock
---------------

In June 2006, the State of Nevada authorized the Company to issue a maximum of 10,000,000 shares of the Company's preferred stock at $.001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. As of September 30, 2007, no preferred shares had been issued.

STOCK TRANSACTIONS:

In April 2006, the Company issued 40,000,000 shares of its $.001 par value common stock to Smoky Systems, LLC in exchange for assets valued at $40,000.

In May 2006, the Company issued 1,300,000 stock options to officers/directors, then another 162,500 in October 2006 in warrant purchase agreements. The combined awards were valued at $106,619.

In July 2006, the Company issued 300,000 shares of its $.001 par value common stock to officers/directors of the Company in exchange for services valued at $30,000.

In December 2006, the Company issued 50,000 of its $.001 par value common stock for services valued at $5,000.

In December 2006, the Company issued 1,250,000 of its $.001 par value common stock to a consultant in exchange for services valued at $123,750 plus cash of $1,250.

In April 2007, an individual was granted 500,000 shares of $.001 par value common stock in exchange for an endorsement agreement. The shares were valued at $.10 per share.

Also in April 2007, a separate individual was granted 25,000 shares of the Company's $.001 par value common stock in exchange for IT consulting services. The shares were valued at $.10 per share.

In May 2007, the Company issued 1,500,000 shares of its $.001 par value common stock as an award to the CEO. Additionally, the CEO was granted another 450,000 in May 2007, 25% of which vested immediately, with the remainder to vest over 48 months. The shares were valued at $.10 per share.

Also in May 2007, the Company issued 325,000 shares of its $.001 par value common stock to an investment banking firm in exchange for services valued at $32,500. The shares were valued at $.10 per share (see update below).

In June 2007, the Company issued 100,000 of its $.001 par value common stock to a consultant in exchange for services valued at $9,900 plus cash of $100. The shares were valued at $.10 per share.

In September 2007, the Company issued 628,571 of its $.001 par value common stock to an individual investor in exchange for $302,000, or $.48 per share.

Also in September, 2007, the Company issued 400,000 of its $.001 par value common stock to a financial consultant in exchange for services. The services were valued at $192,000, based on 400,000 shares given at $.48 per share.

Also in September 2007, the Company cancelled 325,000 of its $.001 par value common stock previously issued in May 2007 to an investment banking firm. It was discovered that the firm was no longer qualified by the SEC to perform the agreed upon services, so the transaction was rescinded.

Also in September 2007, the Company retired $786,100 in convertible promissory notes and related accrued interest of $58,451, for a total debt retirement of $844,551. The debt and accrued interest was exchanged for 8,445,509 shares of $.001 par value common stock at the conversion rate of $.10 per share, pursuant to the multiple promissory note agreements.


NOTE 6.  RELATED PARTY TRANSACTIONS

As discussed in Note 5, the Company issued 40,000,000 shares of common stock to a related party, Smoky Systems, LLC in exchange for a license to certain assets. The license entitles Smoky Market Foods, Inc. to the use of certain assets developed by Smoky Systems, LLC. The licensed assets include intellectual property such as trademarks, copyrights, telephone numbers, email addresses, marketing collateral and other branded materials that will be utilized by management to exploit the Smoky Market brand.

Management assigned a nominal value of $40,000 to such assets in this related party transaction. The 40,000,000 shares were therefore issued at the $.001 par value per share.

Subsequently in 2006, the Company purchased certain tangible assets from Smoky Systems in a bulk asset purchase. The purchase was consummated at Smoky Systems, LLC's net book value on such assets.

The transaction is summarized as follows:

                Property and equipment acquired                         $163,628
                Less assumed capital leases                               52,048
                                                                        --------
                Net purchase price                                      $111,580
                                                                        ========

NOTE 7.  COMMITMENTS & SUBSEQUENT EVENTS

During 2007, the Company retained the services of a consultant (the "Consultant") who is assisting the company in obtaining debt financing and other corporate finance initiatives. The Consultant was granted 1,250,000 common shares and $25,000 as compensation under the terms of the agreement. The fair value of such shares was reflected as an operating cost in the statement of operations. The Company will likely renew the consulting agreement in Q4 2007 under a similar compensation structure.

On October 31, 2007, the Company entered into an Investment Agreement dated October 30, 2007 (the "Investment Agreement") with Dutchess Private Equities Fund Ltd., a Cayman Islands exempted company ("Investor"). The Investment Agreement, which is in the form of an equity line of credit, affords the Company with the right to require Investor to purchase, subject to terms and conditions set forth in the Investment Agreement, up to $10,000,000 of the Company's common stock (the "Common Stock") at a seven percent discount to the market price in increments of up to the greater of (i) $250,000, and (ii) 200% of the average daily volume of the Common Stock for the ten trading days preceding the put notice multiplied by the average of the best bid prices for the three trading days immediately preceding the after Investor receives the put notice. The term of the Investment Agreement is three years.

Pursuant to the terms of the Investment Agreement, the Company and Investor also executed a Registration Rights Agreement dated as of the same date (the "Registration Rights Agreement") pursuant to which the Company is required to file a registration statement (the "Registration Statement") registering the re-sale of the Common Stock issued under the Investment Agreement. The Registration Rights Agreement requires the Company to file the Registration Statement on Form SB-2 within 21 days of the date of the Registration Rights Agreement and to use all commercially reasonable efforts to cause the Registration Statement to become effective within 120 days after the date of the Registration Rights Agreement. In addition, the effectiveness of the Registration Statement is a condition precedent to the Investor's obligation to make purchases under the Investment Agreement.

The Company is obligated to keep the Registration Statement effective until the earlier to occur of the date on which (i) Investor has sold all Common Stock it purchases under the Investment Agreement; or (ii) Investor has no right to acquire any additional shares of Common Stock under the Investment Agreement. The Registration Rights Agreement prohibits the Company from filing any other registration statement for other securities until thirty calendar days after the Registration Statement is declared effective by the SEC. The Registration Rights Agreement includes customary provisions related to indemnification of Investor and continued effectiveness of the registration statement.

The Company has reserved 6,500,000 common shares for the exercise of stock options to be issued pursuant to the 2006 Stock Option Plan. Information relating to options issued through September 30, 2007 under this plan is as follows:

                                                     WEIGHTED
                                                     OPTIONS       NUMBER OF   AVERAGE
                                                    AVAILABLE       OPTIONS    EXERCISE
OPTION DISCLOSURES                                  FOR GRANT       GRANTED     PRICE
-----------------------------------------------     ----------    ----------   --------
Balances as of April 18, 2006 (Inception)                   --            --         --
  Shares reserved                                    6,500,000            --         --
  Options granted                                   (1,462,500)    1,462,500   $   0.10
  Options exercised                                         --            --         --
  Options canceled                                          --            --         --
                                                    ----------    ----------   --------
BALANCES AS OF DECEMBER 31, 2006                     5,037,500     1,462,500   $   0.10
  Shares reserved                                           --            --         --
  Options granted                                           --            --       0.10
  Options exercised                                         --            --         --
  Options canceled                                          --            --         --
                                                    ----------    ----------   --------
BALANCES AS OF MARCH 31, 2007                        5,037,500     1,462,500   $   0.10
  Shares reserved                                           --            --         --
  Options granted                                     (450,000)      450,000   $   0.10
  Options exercised                                         --            --         --
  Options canceled                                          --            --         --
                                                    ----------    ----------   --------
BALANCES AS OF JUNE 30, 2007                         4,587,500     1,912,500   $   0.10
  Shares reserved                                           --            --         --
  Options granted                                           --            --         --
  Options exercised                                         --            --         --
  Options canceled                                          --            --         --
                                                    ----------    ----------   --------
BALANCES AS OF SEPTEMBER 30, 2007                    4,587,500     1,912,500   $   0.10
                                                    ==========    ==========   ========

The assumptions used in computing fair value of options is as follows:

Expected stock price volatility                           75.0%
Risk-free interest rate                                    4.7%
Expected term (years)                                     7.00
Weigted-aveage fair value of stock options granted     $ 0.073

======================================================        ====================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR
OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT
ANYTHING NOT CONTAINED IN THIS PROSPECTUS.  THIS
PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY                                  4,628,571 SHARES OF
SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL.                             COMMON STOCK
THE INFORMATION IN THIS PROSPECTUS IS CURRENT ONLY AS
OF THE DATE HEREOF.

         -----------------------

                                                                            SMOKY MARKET FOODS, INC.




                                                                                ---------------

                                                                                  Prospectus

                                                                                ---------------




                                                                               December 5, 2007


======================================================        ====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation provide that, to the fullest extent permitted by Nevada law, we shall indemnify our officers and directors. Our board of directors is entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of by-laws, approval of agreements, or by any other manner approved by the board of directors.

         Our articles of incorporation also provide that, to the fullest extent permitted by Nevada law and subject to our bylaws, our directors and officers shall not be liable to the corporation or its stockholders for damages for their conduct or omissions as directors or officers.

         Our bylaws provide that we shall indemnify any officer or director who was or is a party or is threatened to be made a party to any action, suit, or proceeding (other than any action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our bylaws provide that we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation to procure a judgment in our favor by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made with respect of any matter to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that a court shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses.

         The provisions of our articles of incorporation and bylaws are limited by Section 78.751 of the Nevada Revised Statutes, which provides that a corporation may not indemnify a director or officer unless authorized in the specific case upon a determination by the board of directors, a committee of the board of directors, special legal counsel, or by the stockholders that indemnification is proper in the circumstances.

         Our bylaws provide that we shall pay expenses incurred by an officer or director in their defense in advance of the final disposition of the action. Furthermore, our bylaws provide that we may purchase director and officer insurance to protect officers and directors against loss whether or not we would be able to indemnify the officers and directors against such loss. We have obtained insurance in this regard.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.

                              ITEM                            AMOUNT
                SEC Commission registration fees                  $117
                Accounting fees and expenses                    $5,000
                Legal fees and expenses                        $25,000
                Miscellaneous expenses                          $5,000
                Total                                       ----------
                                                               $35,117
                                                            ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding all securities sold during the past three years without registering the securities under the Securities Act.

         On April 30, 2006, we offered and sold 40,000,000 shares of our common stock to Smoky Systems, LLC in connection with our acquisition of a license to utilize certain intellectual property rights and to market and distribute certain licensed products. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, which is managed by the same person that is our President and Chief Executive Officer, confirmed to us that it was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act, with respect to us, and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In May, 2006, we offered and sold 50,000 shares of our common stock to each of Edward C. Feintech, Toni L. Adams, Dennis Harrison, Shane Campbell and Scott L. Bargfrede (for a total of 250,000 shares), and in October 2006, we offered and sold 50,000 shares of our common stock to Daniel Brune. All of such purchasers are officers or directors of our company and purchased their common stock in exchange for an assignment of all intellectual property related to our business. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investors, all of whom are officers or directors of our company, confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In May 2006, we commenced a proposed offering of, following an increase in May 2007, up to $1,000,000 in convertible promissory notes (convertible at the rate of $0.10 per share) and warrants to purchase 10,000,000 shares of common stock (one warrant per share issuable upon conversion of the notes). In total, issued convertible promissory notes in a principal amount of $786,100 and warrants to purchase 7,861,000 shares of common stock. Each of the convertible promissory notes bears interest at a rate of 9% per annum, is due December 31, 2006 or May 31, 2007 and is convertible into common stock at the rate of $0.10 per share. Each of the warrants has an exercise price of $0.25 per share and a twelve-month term, which commences upon the conversion of the promissory notes. On or about September 17, 2007, all of the outstanding convertible promissory notes converted the principal amount of, and accrued interest under, the convertible promissory notes into an aggregate of 8,445,509 shares of common stock. Such securities have been offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rules 504 and 506 promulgated under the Securities Act and Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; and (f) a Form D related to the offering was filed with the SEC.

         In October 2006, we offered and sold 50,000 shares to InterState Refrigerated, Inc., an operating affiliate, in payment for product shipping services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that it was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In December 2006, we offered and sold 1,250,000 shares of our common stock to Kenneth Hankin, a consultant, at the purchase price of $.001 per share, in connection with a consulting agreement. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In March 2007, we offered and sold 100,000 shares of our common stock to Analog Consulting LLC at the purchase price of $.001 per share, in connection with the provision of financial marketing services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In April 2007, we offered and sold 25,000 shares of our common stock to Roger Krone, a consultant, at the purchase price of $.001 per share, in connection with the provision of IT networking and programming services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In April 2007, we offered and sold 500,000 shares of our common stock to Mark and MaryAnn Eichhorn, at the purchase price of $.001 per share, in connection with a contract to be spokesman for Smoky Market brand endorsements and the arrangement of a corporate sponsorship affiliation with the National Little League for nationwide brand advertising, in lieu of cash commissions. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         On May 10, 2007, Edward C. Feintech, our Chief Executive Officer, President and Chairman, signed an executive employment agreement. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him: (i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award upon execution of the agreement of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share, which options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. The securities issued to Mr. Feintech described in Item 5 were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and rules promulgated thereunder, based upon the following: (a) Mr. Feintech is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) as the CEO of our company, Mr. Feintech has available to him all material information regarding our company; (d) Mr. acknowledges that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In September 2007, we offered and sold 628,571 shares of our common stock to William B. Mitchell, an individual investor at a purchase price of $0.48 per share. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

INVESTMENT AGREEMENT

         On October 31, 2007, we entered into the investment agreement dated October 30, 2007 with Dutchess Private Equities Fund Ltd., a Cayman Islands exempted company. The investment agreement, which is in the form of an equity line of credit, affords us with the right to require Dutchess to purchase, subject to terms and conditions set forth in the investment agreement, up to $10,000,000 of our common stock at a seven percent discount to the market price in increments of up to the greater of (i) $250,000, and (ii) 200% of the average daily volume of the common stock for the ten trading days preceding the put notice multiplied by the average of the best bid prices for the three trading days immediately preceding the after the investor receives the put notice. The term of the investment agreement is three years.
         The common stock issuable under the investment agreement was offered, and will be issued, in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2), and/or Regulation D, as promulgated by the SEC under the Securities Act, based upon the following: (a) the investor confirmed to us that it is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to the company; (d) the investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) subject to our obligation to remove restrictive legends when the common stock is resold under a registration statement, the agreements provide for the placement of restrictive legends on certificates representing the shares of common stock; and (f) a Form D was filed with the SEC with respect to the transaction.

OPTIONS TO PURCHASE SHARES OF COMMON STOCK

         Between May 2006 and December 31, 2006, we granted nonstatutory options to purchase an aggregate of 1,462,500 shares of common stock to specific officers and directors with an exercise price of $0.10 per share, a term of seven years and vesting 25% on the last day of the calendar month in which the 12-month anniversary of the grant date occurs and vesting 1/48 each month thereafter until fully vested. The grants of these options to purchase shares of our common stock were effected in reliance upon the exemption for offers and sales pursuant to certain compensatory benefit plans as set forth in Rule 701 promulgated under the Securities Act, based upon the following: (a) the offers and issuances were made pursuant to a written compensatory benefit plan established by us for the compensation of our officers, employees, directors, consultants and other permitted persons; (b) the recipients of such options were officers, employees, directors, consultants or other permitted persons at the time of the issuance of the options (and any recipients that were consultants provided bona fide services unrelated to a capital-raising transaction or the promotion of a market for our stock in exchange for such options); (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the options; (d) the aggregate sale price, calculated in accordance with Rule 701, of the options issued in reliance on Rule 701 during any 12-month period did not exceed $1 million; (e) all recipients were provided with certain disclosure materials and all other information requested with respect to our company, including a copy of the governing compensatory benefit document; (f) the option recipients acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) the governing option agreement requires that, unless otherwise permitted by law, a legend be placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 27.  EXHIBITS.

The following exhibits required by Item 601 of Regulation S-B promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

                                                                                         INCORPORATED BY REFERENCE/
 EXHIBIT NO.                              EXHIBIT                                              FILED HEREWITH
--------------    ------------------------------------------------------       ---------------------------------------------------
    3.1             Amended and Restated Articles of Incorporation             Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    3.2             Bylaws                                                     Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    4.1             Form of Common Stock Certificate                           Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    4.2             2006 Stock Incentive Plan                                  Incorporated by reference to Registration
                                                                               Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

    4.3             Form of Warrant (Bridge Financing)                         Incorporated by reference to the Quarterly
                                                                               Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

    5.1             Opinion on legality                                        To be filed by amendment

   10.1             Exclusive License Agreement with Smoky Systems, LLC        Incorporated by reference to Registration
                    (Amended and Restated)                                     Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.2             Amended and Restated Processing Agreement with Mary        Incorporated by reference to Amendment No. 3 to
                    Ann's Specialty Foods, Inc. dated July 1, 2006             Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

   10.3             Form of Purchase Agreement (Bridge Financing)              Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008


                                                            II-8

                                                                                         INCORPORATED BY REFERENCE/
 EXHIBIT NO.                              EXHIBIT                                              FILED HEREWITH
--------------    ------------------------------------------------------       ---------------------------------------------------

   10.4             Form of Convertible Note (Bridge Financing)                Incorporated by reference to the Quarterly
                                                                               Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

   10.5             Form of NonStatutory Stock Option Agreement                Incorporated by reference to Registration
                                                                               Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.6             Independent Contractor Agreement dated November 20,        Incorporated by reference to Registration
                    2006 with Kenneth N. Hankin                                Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.7             Employment Agreement dated May 10, 2007 with               Incorporated by reference to the Quarterly
                    Edward C. Feintech                                         Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

   10.8             QMG Services Proposal                                      Incorporated by reference from Amendment No. 2
                                                                               to Registration Statement on Form SB-2, File
                                                                               No. 333-143008, filed on August 1, 2007

   10.9             Investment Agreement dated October 30, 2007 with           Incorporated by reference to the Current Report
                    Dutchess Private Equities Fund, Ltd.                       on 8-K/A filed on November 6, 2007, File No.
                                                                               000-52158

   10.10            Registration Rights Agreement dated October 30,            Incorporated by reference to the Current Report
                    2007 with Dutchess Private Equities Fund, Ltd.             on 8-K/A filed on November 6, 2007, File No.
                                                                               000-52158

   10.11            Binding Term Sheet for Purchase Agreement dated            Incorporated by reference to the Current Report
                    November 7, 2007 with Ron Barone                           on 8-K filed on November 19, 2007, File No.
                                                                               000-52158

   23.1             Consent of Independent  Registered Public                  Filed herewith
                    Accountants

   23.2             Consent of counsel                                         Included in Exhibit 5.1

    24              Power of Attorney                                          Included on the signature page hereof

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Aptos, State of California on December 5, 2007.

                                          SMOKY MARKET FOODS, INC.


                                          /S/    EDWARD C. FEINTECH
                                          -------------------------------------
                                          Edward C. Feintech,
                                          President and Chief Executive Officer

                              ADDITIONAL SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Edward Feintech as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                  SIGNATURE                                        TITLE                               DATE
                  ---------                                        -----                               ----

/S/ Edward C. Feintech                               Chief Executive Officer, President          December 5, 2007
--------------------------------------------         and Chairman
Edward C. Feintech                                   (Principal Executive Officer)

/S/ Shane Campbell                                   Chief Financial Officer                     December 5, 2007
--------------------------------------------         (Principal Financial and Accounting
Shane Campbell                                       Officer)

/S/ Scott L. Bargfrede                               Director                                    December 5, 2007
--------------------------------------------
Scott L. Bargfrede

/S/ Daniel Brune                                     Director                                    December 5, 2007
--------------------------------------------
Daniel Brune


                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

                                                                                         INCORPORATED BY REFERENCE/
 EXHIBIT NO.                              EXHIBIT                                              FILED HEREWITH
--------------    ------------------------------------------------------       ---------------------------------------------------
    3.1             Amended and Restated Articles of Incorporation             Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    3.2             Bylaws                                                     Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    4.1             Form of Common Stock Certificate                           Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

    4.2             2006 Stock Incentive Plan                                  Incorporated by reference to Registration
                                                                               Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

    4.3             Form of Warrant (Bridge Financing)                         Incorporated by reference to the Quarterly
                                                                               Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

    5.1             Opinion on legality                                        To be filed by amendment

   10.1             Exclusive License Agreement with Smoky Systems, LLC        Incorporated by reference to Registration
                    (Amended and Restated)                                     Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.2             Amended and Restated Processing Agreement with Mary        Incorporated by reference to Amendment No. 3 to
                    Ann's Specialty Foods, Inc. dated July 1, 2006             Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008

   10.3             Form of Purchase Agreement (Bridge Financing)              Incorporated by reference to Amendment No. 3 to
                                                                               Registration Statement on Form SB-2 filed on
                                                                               August 24, 2007, File No. 333-143008


                                                            II-12

                                                                                         INCORPORATED BY REFERENCE/
 EXHIBIT NO.                              EXHIBIT                                              FILED HEREWITH
--------------    ------------------------------------------------------       ---------------------------------------------------

   10.4             Form of Convertible Note (Bridge Financing)                Incorporated by reference to the Quarterly
                                                                               Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

   10.5             Form of NonStatutory Stock Option Agreement                Incorporated by reference to Registration
                                                                               Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.6             Independent Contractor Agreement dated November 20,        Incorporated by reference to Registration
                    2006 with Kenneth N. Hankin                                Statement on Form 10-SB filed on February 16,
                                                                               2007, File No. 000-52158

   10.7             Employment Agreement dated May 10, 2007 with               Incorporated by reference to the Quarterly
                    Edward C. Feintech                                         Report on Form 10-Q filed on May 14, 2007, File
                                                                               No. 000-52158

   10.8             QMG Services Proposal                                      Incorporated by reference from Amendment No. 2
                                                                               to Registration Statement on Form SB-2, File
                                                                               No. 333-143008, filed on August 1, 2007

   10.9             Investment Agreement dated October 30, 2007 with           Incorporated by reference to the Current Report
                    Dutchess Private Equities Fund, Ltd.                       on 8-K/A filed on November 6, 2007, File No.
                                                                               000-52158

   10.10            Registration Rights Agreement dated October 30,            Incorporated by reference to the Current Report
                    2007 with Dutchess Private Equities Fund, Ltd.             on 8-K/A filed on November 6, 2007, File No.
                                                                               000-52158

   10.11            Binding Term Sheet for Purchase Agreement dated            Incorporated by reference to the Current Report
                    November 7, 2007 with Ron Barone                           on 8-K filed on November 19, 2007, File No.
                                                                               000-52158

   23.1             Consent of Independent  Registered Public                  Filed herewith
                    Accountants

   23.2             Consent of counsel                                         Included in Exhibit 5.1

    24              Power of Attorney                                          Included on the signature page hereof


                                                            II-13